Exhibit 10.1

THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT A CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION: [***]

CONTRACT FOR CONSTRUCTION

OF

TWO VESSELS

FOR

MATSON NAVIGATION COMPANY, INC.

BY

NATIONAL STEEL AND SHIPBUILDING COMPANY

TABLE OF CONTENTS

ARTICLE		PAGE

1	STATEMENT OF WORK	2
2	SPECIFICATIONS AND VESSEL DRAWINGS	5
3	PRICING	6
4	PAYMENTS	6
5	ECONOMIC PRICE ADJUSTMENTS	9
6	CHANGES	10
7	VESSEL PERFORMANCE	11
8	FORCE MAJEURE	13
9	DAMAGES FOR DELIVERY	15
10	DESIGN RIGHTS	15
11	REGULATORY BODY REQUIREMENTS	17
12	SUBMISSION OF DESIGN PRODUCTS	19
13	MATERIAL AND WORKMANSHIP	20
14	INSPECTION	20
15	SUBCONTRACTORS	23
16	ITEMS FURNISHED BY PURCHASER	23
17	TRIALS	25
18	POST-TRIAL INSPECTION AND ACCEPTANCE	25
19	GUARANTY AND LIMITATION OF CONTRACTOR'S AND PURCHASER’S LIABILITIES	26
20	MAKER'S LIST, SPARE PARTS, TOOLS, AND SUPPLIES	32
21	CONTRACTOR’S INSURANCE	34
22	PURCHASER’S INSURANCE	37
23	LOSS OR DAMAGE OF VESSEL	38
24	INDEMNIFICATION	38
25	DEFAULT OF PURCHASER AND CONTRACTOR'S REMEDIES	39
26	DEFAULT OF CONTRACTOR AND PURCHASER’S REMEDIES	43
27	TITLE, RISK OF LOSS, AND PROPERTY INTERESTS	46
28	LIENS	46
29	TAXES AND DUTIES	48
30	INTELLECTUAL PROPERTY INFRINGEMENT –	48
31	ASSIGNMENT	49
32	COMPLIANCE WITH LAWS AND REGULATIONS	50
33	DISPUTES	51
34	ESCROW	52
35	CERTIFICATES OF FINANCIAL RESPONSIBILITY	52
36	PURCHASER USE OF CONTRACTOR FACILITIES	53
37	COMPUTATION OF TIME	55
38	PRESS RELEASES	55
39	CONFIDENTIALITY	55
40	INDEPENDENT CONTRACTOR	56
41	SURVIVING OBLIGATIONS	57
42	NOTICES AND COMMUNICATIONS	57
44	INTERPRETATION	58
45	CONDITIONS	59
46	EXHIBITS	61

i

CONTRACT FOR CONSTRUCTION

of

TWO VESSELS for

MATSON NAVIGATION COMPANY, INC.

by

NATIONAL STEEL AND SHIPBUILDING COMPANY

PREAMBLE

This Contract for Construction of Two Vessels (“Contract”) is entered into by and between Matson Navigation Company, Inc., a Hawaii corporation (“Purchaser”), and National Steel and Shipbuilding Company, incorporated in the State of Nevada (“Contractor” or “NASSCO”), effective  August 25, 2016 (“Effective Date”).  Purchaser and Contractor are each a “Party” and collectively, the “Parties.”

RECITALS

WHEREAS, Purchaser desires to obtain two 3,000 twenty-foot equivalent unit (“TEU”) vessels with a 500 car plus 25 trailer capacity garage located aft ships as provided in this Contract, for United States coastwise trade in compliance with 46 U.S.C. Section 55102 (formerly Section 27 of the Merchant Marine Act, 1920, as amended, referred to as the "Jones Act") (these specialty ships individually or collectively referred to as “Vessel” or “Vessels”);

WHEREAS, Contractor jointly owns a design for the Vessels meeting Purchaser’s requirements and has the right to license Purchaser’s use of the design, as set forth in this Contract;

WHEREAS, Contractor owns or will contract with DSEC Co., Ltd. (“DSEC”), a corporation organized and existing under the laws of the Republic of Korea, and other suppliers to purchase certain equipment and material to construct the Vessels;

WHEREAS, Contractor is capable of using Drawings and Design Data and the equipment and material provided by DSEC to construct, test and complete the Vessels;

WHEREAS, Purchaser and Contractor desire to enter into this Contract for the design and construction of the Vessels in accordance with the terms and conditions of this Contract; and

WHEREAS, as a condition to this Contract, General Dynamics Corporation for Contractor, and Matson, Inc. for Purchaser (the “Guarantors”) have executed or will execute a guaranty agreement dated as of the date hereof.

NOW THEREFORE, Purchaser and Contractor agree as follows:

AGREEMENT

1                   STATEMENT OF WORK

(a)      Contract Work.  Contractor shall furnish all facilities, labor, supervision, material, supplies, machinery and equipment, outfit, appurtenances and appliances and shall perform all work necessary to design, engineer, construct, launch, equip, outfit, test and deliver two Vessels (NASSCO Hull Numbers 601 and 602) qualified for United States coastwise trade, and foreign trade as set forth in the Specifications (such coastwise and foreign trade, the “Trade”), in compliance with the Jones Act, in accordance with the Specifications and Vessel Drawings (as defined below in the SPECIFICATIONS AND VESSEL DRAWINGS Article 2) and this Contract.  Contractor shall do everything required of it by this Contract, the Specifications, and the Vessel Drawings, including the development of Design Products (as defined below in the DESIGN RIGHTS Article 10) and the installation of any material that the Contract and/or the Specifications provides shall be furnished by Purchaser (collectively referred to in this Contract as the “Contract Work"), for the total consideration of the Contract Price as defined in PRICING Article 3.

(b)      Vessel Certification and Classification.  Other than with respect to the ballast water management system as described in the SPECIFICATIONS AND VESSEL DRAWINGS Article 2, Contractor shall obtain all requisite approvals from applicable U.S. regulatory authorities to qualify each of the Vessels for operation in the U.S. coastwise on their U.S. Coast Guard (“USCG”) Certificates of Documentation and have and provide to Purchaser all certificates and meet all rules, regulations and requirements of the Classification Society and the Regulatory Bodies (as defined in the REGULATORY BODY REQUIREMENTS Article 11) required for operation of the Vessels in the Trade.  American Bureau of Shipping ("ABS") is the designated Classification Society.  Contractor shall obtain the services of the Classification Society (CS) to review drawings and survey construction, and shall take all other steps necessary or appropriate to obtain and shall obtain classification of the Vessels according to the Classification Society Rules, with notations as required by the Specifications.

(1)      Contractor will ensure that, as part of its contract with the Classification Society, a Classification Society Program Manager is provided. The Classification Society Program Manager shall be primarily responsible for maintaining a complete and up-to-date awareness of all matters related to classification, statutory certification, and other compliance verification matters for which Classification Society is responsible and for communicating such information to Purchaser and Contractor. Contractor agrees to authorize the Classification Society Program Manager to provide Purchaser with a copy, in English, of submittals and official responses to drawing reviews, procedure reviews, and correspondence when dealing with and rectifying issues related to the Vessel classification, statutory certification, and other compliance verification matters for which Classification Society is responsible and will authorize the Classification Society to grant visibility privileges to Purchaser and other related project team members through ABS Eagle Construct/Engineering Manager.  In addition, Contractor will give written permission for the Classification Society to inform Purchaser and other related project team members, or notify directly under Purchaser’s formal request, the classification status regarding pending and/or outstanding items and any other relevant information about Contractor and subcontractor’s scope.  However Purchaser agrees that any meetings or correspondence, whether formal, informal, scheduled or unscheduled held or exchanged with the Classification Society to discuss disputes concerning such matters shall be conducted jointly with Contractor unless otherwise agreed to by Contractor.  Contractor shall, to the extent reasonably within its control, also obligate all other certification, verification, and compliance agents involved in the Vessels to keep the aforesaid Classification Society Program Manager continuously apprised of developments relating to their respective certification, verification, and compliance functions. Contractor shall provide the Classification Society Program Manager with the names and contact information for all such agents. It shall remain Contractor’s responsibility to arrange and schedule all necessary attendance with such agents and to ensure compliance with all classification requirements, statutory requirements, and other standards elected under this Contract.

(2)      Purchaser agrees to accept all interpretations and final rulings issued or made by the Classification Society. In the event Purchaser believes it has discovered materials, appurtenances or Contract Work that does not conform with Class Rules and Contractor does not agree with the view of Purchaser, then the Parties may seek a final ruling from the Classification Society. Contractor shall provide reasonable notice to Purchaser of any meetings with the Classification Society specifically related to the identified non-conformance, and shall authorize the Classification Society to provide to Purchaser all correspondence related to the identified nonconformance, until an interpretation or final ruling is rendered. For issues related to the design of the Vessel, the Chief Surveyor of the Classification Society in Busan, Korea will provide the final ruling of the Classification Society. With respect to issues related to the fabrication, construction and quality of the Vessel, technical survey questions, or exceptions to rules, the local Classification Society representative in San Diego, CA will provide the final ruling of the Classification Society. Contractor shall make reasonable efforts to ensure that the local Classification Society representative consults with other classification society resources as necessary to resolve such matters.

(c)      Delivery.  The Vessels shall be constructed at Contractor's shipbuilding facility located at San Diego, California ("Shipyard").  When the construction of each Vessel is complete or Substantially Complete (as defined below) in accordance with this Contract, and the Vessel has satisfied the tests required by this Contract, each Vessel shall be tendered by Contractor and accepted by Purchaser (such tender and acceptance shall constitute “Delivery” and such Vessel shall be deemed “Delivered”) at the Shipyard free and clear of all mechanics, possessory or other liens or rights in rem of every nature, whether arising by statute, common law or in admiralty, charges, encumbrances or security interests placed in, created by or through Contractor, its subcontractors or suppliers (herein collectively referred to as “Liens”), excepting, however, Liens in favor of a claimant other than Contractor or its subcontractors or suppliers, arising out of the acts or omissions of Purchaser.  As used in this Contract, the term "Substantially Complete" shall mean complete within the requirements of this Contract but for minor items, which are defined by international standard shipbuilding and shipping practices as items that do not substantially affect the commercial utility or safe operation of the Vessel, do not negate or impair the required certifications set forth below, prevent or limit the Vessel from trading or violate any material requirements of a Regulatory Body related to the commercial utility or safe operation of the Vessel (“Minor Items”). In addition, unless waived by Purchaser, the Vessel shall not be deemed to be Substantially Complete if the mutually agreed to aggregate value of such Minor Items is in excess of $[***].  Upon each such tender, as a protocol of Delivery, Contractor shall provide:

(i)    A "Certificate of Actual Delivery and Completion of Vessel—Acceptance and Receipt" (“Delivery Certificate”) substantially in the form of Exhibit A.  This includes: trial data, inventory, stores and consumables, deadweight determination, and certificates set forth below and in the Specifications, which shall be executed on behalf of Contractor to certify completion of the Vessel and on behalf of Purchaser to acknowledge receipt and acceptance, all subject to such reservations as may be appropriate;

(ii)   A "Builder's Certification" on USCG Form 1261 (Rev. 5-82), or such version thereof as may be current at the time of Delivery;

(iii)  An Interim Classification Certificate issued by the CS, classing the Vessel as provided in the Specifications;

(iv)  Any and all other navigational and other certificates required by U.S. Government regulations for vessels constructed in the United States and operated in the Trade identified in the Specifications.

(d)      Effect of Delivery.  Any provision elsewhere contained in this Contract to the contrary notwithstanding, all risk of loss or damage with respect to each Vessel shall remain with Contractor until Delivery.  Delivery of each Vessel shall not affect (i) Purchaser's rights under the GUARANTY AND LIMITATION OF CONTRACTOR'S LIABILITY Article 19, and (ii) Purchaser's rights to completion by Contractor thereafter of any uncompleted Contract Work and correction by Contractor of any Deficiencies in the Contract Work as shown in the Delivery Certificate in accordance with the determination described in the POST-TRIAL INSPECTION Article 18.

(e)      Vessel Contract Delivery Dates.  Contractor shall tender each Vessel to Purchaser on or before the following respective Delivery dates for each Vessel which may be extended by mutual agreement of the Parties or as provided elsewhere in this Contract (“Vessel Contract Delivery Dates”):

Vessel Contract
Vessel Number	Delivery Dates

Vessel 1 (Hull 601):	December [***], 2019
Vessel 2 (Hull 602):	June [***], 2020

Contractor advises that it has a number of commercial and U.S. government ship construction contracts committing Contractor to construct various vessels (the “other ship contracts”) and has granted options under the other ship contracts for the construction of additional vessels.  Contractor represents and warrants that the Vessel Contract Delivery Dates are being committed to taking into account Contractor’s obligations under the other ship contracts.  [***]

(f)      Possession of Vessel after Delivery.  Purchaser shall take possession of each Vessel upon Delivery and shall remove the Vessel from the Shipyard within ten days after its date of Delivery.  The Vessel may remain at the Shipyard for a maximum of [***] additional days; provided however Purchaser shall pay to Contractor mooring charges of $[***] per day during such [***]-day period.

(g)      Early Delivery.  If Contractor plans to deliver a Vessel prior to the Vessel Contract Delivery Date, Contractor shall give notice to Purchaser at least three months prior to the revised Delivery Date. [***]

(h)      Master Schedule.  At [***] days after the Effective Date, Contractor shall begin providing weekly status reports including but not limited to general program issues, design status, procurement and supply chain schedule status, program commitment report status, production status, and other metrics relevant to the conduct of the program.

2                   SPECIFICATIONS AND VESSEL DRAWINGS

(a)      Specifications and Vessel Drawings.  The Contract design requirements for construction of the Vessels are set forth in a document entitled "SPECIFICATIONS, NASSCO Number CE0316-FS-RC," published by DSEC and Contractor (herein called the "Specifications"), dated August 19, 2016.  The Specifications include the General Arrangement drawing identified in Section 101 of the Specifications.  In addition, Contractor shall cause DSEC to provide to Purchaser a complete set in electronic format and in English of the Finished Plans in accordance with the Specifications.  Together, the General Arrangement drawing, and the Finished Plans are the “Vessel Drawings.”  The Specifications are hereby incorporated by reference and made a part of this Contract.  Any reference in this Contract to the Specifications shall be deemed to include both the Specifications and the General Arrangement drawing. [***]. Contractor is required to deliver each of the Vessels with an EEDI certificate [***].  Any change in the Regulatory Requirements with respect to EEDI following the Effective Date is subject to the provisions of REGULATORY REQUIREMENTS Article 11, paragraph (c)(4).  Contractor shall have no liability to Purchaser with respect to compliance with EEDI requirements [***].

(b)      Drawings Approval.  The Vessel Drawings and, to the extent required, Design Products (as defined in the DESIGN RIGHTS Article 10) have been or will be approved by the Regulatory Bodies (as defined in the REGULATORY BODY REQUIREMENTS Article 11) having jurisdiction over the Contract Work, as identified in the Specifications, and any deficiency in the Vessel Drawings and Design Products in meeting the requirements of such agencies shall be remedied by Contractor, except as provided in the REGULATORY BODY REQUIREMENTS Article 11.

(c)      Order of Precedence.  If any discrepancy, difference or conflict exists between the Specifications and any terms of this Contract, the provisions of this Contract shall prevail over the Specifications.  If there is any discrepancy, difference or conflict between the Specifications and the General Arrangement drawing, the Specifications shall prevail.  If there is any discrepancy, difference or conflict between the Specifications and any document referred to in the Specifications or this Contract, the Specifications shall prevail.  Further, any work called for by this Contract, the Specifications or the General Arrangement drawing, but not shown on the others shall be deemed included in this Contract and shall be performed by Contractor as part of the Contract Work.

(d)      Builder's Standards. Contractor shall provide Purchaser an existing set of Builder's Standards within 10 business days of the Effective Date, and shall update Purchaser's copy of such Builder's Standards as changes and additions are released.

3                   PRICING

(a)      Definition of “Contract Price”. All amounts are stated in United States dollars, and are subject to adjustment in accordance with the provisions of the ECONOMIC PRICE ADJUSTMENTS Article 5.  The “Contract Price” shall equal the sum of the Contract Base Price, as defined in paragraph (b) and as adjusted from time to time pursuant to the CHANGES Article 6, plus or minus Economic Price Adjustments.

(b)      Contract Base Price and Contract Price.  The “Contract Base Price” for Vessels 1 and 2 as of the Effective Date, shall be as set out in the table below.

Vessel Number	Price

Vessel 1, Hull 601(including spare shaft and propeller)	$278,000,000
Vessel 2, Hull 602	$233,000,000

The Contract Price for each Vessel includes a Purchaser’s allowance of up to $[***] for spares and supplies to be selected by Purchaser for a total of $[***].  Contractor shall, consistent with its normal purchasing and accounting practices, purchase, arrange for delivery and put these supplies on the Vessel prior to Delivery.  Any unexpended amounts from this allowance shall be offset against amounts due to Contractor at Delivery of each Vessel.

4                   PAYMENTS

(a)      Payment of Contract Base Price.  Purchaser shall pay or cause to be paid to Contractor the Contract Base Price, as may be adjusted from time to time pursuant to this Contract, in the manner hereinafter provided in this Article.

(b)      Initial Milestone Payment. Within five business days of the Effective Date of this Contract a payment, refundable only per the provisions of CONDITIONS Article 45 and DEFAULT OF CONTRACTOR AND PURCHASER’S REMEDIES, Article 26, of 5% of the Contract Base Price of each Vessel.

(c)      Milestone Payments.  The amounts of Milestone payments are determined by completion of Milestones in accordance with Exhibit D, entitled "Milestone Payments”.  Subject to the provisions of paragraph (b) above, and unless otherwise provided by this Contract, Purchaser shall make 100% Milestone payments to Contractor upon the achievement of each Milestone. Contractor shall submit invoices for the Milestone payments in accordance with paragraph (d) below.

(d)      Invoices and Payments.

(1)      Contractor shall submit its invoices for all payments to Purchaser by fax or other electronic means, with the original invoice mailed the same day.  Payments by Purchaser shall be due in immediately available funds that are received via wire transfer no later than twelve business days after the date such invoice is received (if by fax, other electronic means or courier with confirmation of completed transmission or delivery, as the case may be), to a bank to be specified by Contractor.  Late payments shall bear Interest (as defined in paragraph (j) of this Article).

(2)      If Purchaser and Contractor do not agree on the achievement of a Milestone, Purchaser shall pay the Milestone payment for such disputed Milestone into an interest bearing escrow account ("Escrow") with the Escrow Holder (as hereinafter defined) pending resolution, and the parties shall resolve the dispute over the achievement of the Milestone pursuant to the DISPUTES Article 33.  When the Disputed Milestone Payment is subsequently agreed upon or resolved, Purchaser shall within one business day release the Milestone Payment from Escrow.

(e)      Withholding for Deficiencies.  The Contract Work shall be deemed complete at the time of Delivery of each Vessel except for the items of uncompleted work, defects or deficiencies identified in the Delivery Certificate. Purchaser may withhold payment amounts as described below:

(1)      As to Minor Items that require correction and/or are incomplete at Delivery, Purchaser shall be entitled to deposit into Escrow at Delivery for every Minor Item that exists at Delivery an amount reasonably agreed to in good faith by Contractor and Purchaser to reflect the value of the uncompleted work or if not so agreed, Purchaser shall deposit $[***] for each such item. Purchaser may (a) withhold from the Delivery Payment the aggregate amount associated with the Minor Items, as security for correction of such items by Contractor and deposit such sum into Escrow; or (b) deduct from the Delivery Payment such amounts as Purchaser and Contractor agree to be deducted in lieu of completion of work that will not be completed by Contractor and if amount of the proposed reduction is more than the amounts due from Purchaser at Delivery, the amount to be paid by Contractor to Purchaser.  If there shall be a dispute about the amounts to be withheld or deducted, the matter shall be referred for resolution under DISPUTES Article 33.

(2)      As security for the correction of Deficiencies that may occur during the Guaranty Period, as provided in the GUARANTY AND LIMITATION OF CONTRACTOR'S LIABILITY Article 19, Purchaser shall withhold a further amount of $[***] from final payment with respect to each Vessel, and deposit such sum into Escrow.

(3)      Amounts withheld for correction of Minor Items pursuant to paragraph (e)(1) shall be released from Escrow on a monthly basis for all items corrected during the prior month for each Vessel.

(4)      The amount held as security for correction of Deficiencies pursuant to paragraph (e)(2) shall be released from Escrow upon expiration of the Guaranty Period for each Vessel, provided that amounts may be retained in Escrow for correction of Deficiencies reported but not corrected during the Guaranty Period, with the aggregated amount retained in Escrow for each Vessel for such purposes to be mutually agreed upon by Purchaser and Contractor at the time.  Such amounts shall be released from Escrow for each Vessel on a monthly basis for all Deficiencies corrected during the prior month.

(f)      Adjustments.  Adjustments shall be made to the Contract Base Price for the purpose of computing milestone payments for the next invoice following the execution of a contract change under CHANGES Article 6 that revises the Contract Base Price.

(1)      If there has been no agreement as to adjustment of the Contract Base Price resulting from a change, the affected payments shall be paid provisionally based on the Contract Base Price without adjustment and the matter shall be referred for resolution under DISPUTES Article 33.  When disputed adjustments to the Contract Base Price are resolved, Contractor shall promptly refund or Purchaser shall make an appropriate adjustment in subsequent payments to reflect any variance between the amount paid by Purchaser and the final resolution, together with Interest (as defined below) from the date of provisional payment.

(g)      Withholding of Liquidated Damages.  In accordance with the provisions of VESSEL PERFORMANCE Article 7 and the DAMAGES FOR DELIVERY Article 9, Purchaser shall be entitled to deduct from amounts payable pursuant to this Article any amount agreed to be due to Purchaser as Liquidated Damages.

(1)      To the extent that such amount owed by Contractor as Liquidated Damages exceeds the next amount that would otherwise be payable by Purchaser to Contractor under this Article, Contractor shall remit such excess amount promptly to Purchaser.

(2)      If agreement is not reached on the amount payable pursuant to VESSEL PERFORMANCE Article 7 and DAMAGES FOR DELIVERY Article 9, Purchaser may withhold payment of the total amount claimed by Purchaser from payments of the Contract Price as Liquidated Damages and deposit such amount into the Escrow pending resolution pursuant to the DISPUTES Article 33.  When the disputed amount is resolved, Contractor shall release the agreed or resolved upon amount from Escrow to Purchaser in settlement of the Liquidated Damages issue.  Should the amount deposited into Escrow exceed the agreed or resolved upon amount, Purchaser shall release the excess amount from Escrow in favor of Contractor concurrently with Contractor releasing the agreed or resolved Liquidated Damages amount from Escrow in favor of Purchaser.

(h)      Withholding Delivery.  Notwithstanding any other provision of this Contract, Contractor shall not be obligated to deliver any Vessel until all amounts with respect to such Vessel then due from Purchaser to Contractor have been paid to Contractor or into Escrow, including, without limitation, any amounts claimed by Contractor from Purchaser that remain in dispute, and, failing such payment, the Vessel Contract Delivery Date shall be extended as long as any such amounts are outstanding, without prejudice to Contractor's rights and remedies for nonpayment by Purchaser pursuant to the provisions of this Contract, and without triggering any liquidated damages for late Delivery under the DAMAGES FOR DELIVERY Article 9.

(i)      Interest  Amounts payable by either Party under this Contract, which are not paid into Escrow when due, shall bear interest from the date on which such payment was due, at a rate per annum equal to the prime rate (“Prime Rate”) of interest charged by the Bank of America plus [***]% (“Interest”).  “Prime Rate” is the base rate that Bank of America from time to time establishes and that serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto.  Each change in the Prime Rate shall become effective at 12:01 a.m. on the day such change becomes effective.  In the event the Prime Rate is no longer available from Bank of America, the Parties agree to negotiate in good faith to designate a replacement bank’s interest rate to serve as the Prime Rate.

5                   ECONOMIC PRICE ADJUSTMENTS

(a)      The Contract Base Price is a base price. The Contract Base Price shall be subject to adjustment as described in this Article.

(b)      Steel.

(1)      Definitions and Indices. For purposes of this Article, "Steel $" shall be defined as the dollar amount of the Contract Base Price identified as "Steel Materials". Economic Price Adjustments for Steel shall be calculated using the American Metal Market (AMM) Monthly Domestic Prices for Carbon Steel Plate Cut to Length (“AMM Index”). The "Current Period" is defined as the 3 month period commencing with the month four months prior to the estimated start of construction milestone as set forth in a notice to Purchaser from Contractor for each Vessel. The "Current Period Index" is defined as the arithmetic average of the monthly values of the AMM Index published for the Current Period. The Base Price Index is $[***] per hundred pounds, or centum weight ($/cwt), which is the value of the AMM Index [***], the price used to calculate Steel $ and the Base Contract Price at the time this Contract was formed.

(2)      Computation. For each Vessel, an Economic Price Adjustment for Steel shall be computed using the following formula:

Steel $ [***] ((Current Period Index – Base Price Index) ÷ Base Price Index).

(3)      Invoicing and Payment of Economic Price Adjustment. At 30 days prior to the start of construction of each Vessel, Contractor shall compute the Economic Price Adjustment for such Vessel.  If a positive adjustment results, Contractor shall invoice Purchaser, and Purchaser shall pay such adjustment within ten business days of Contractor's invoice.  If a negative adjustment results, Contractor shall credit such adjustment for prior Milestone payments against the next Milestone payment(s) to be invoiced to Purchaser.

6                   CHANGES

(a)      No Departures from Design.  Contractor shall not depart from the requirements of the Specifications or make any changes to the Contract Work ("Changes") except in accordance with the provisions of this Article, VESSEL PERFORMANCE Article 7 or REGULATORY BODY REQUIREMENTS Article 11.

(b)      Change Proposed Form.  For purposes of this Contract, Changes in the Contract Work shall be classified as "Essential Changes" and "Non-Essential Changes."  Each Change shall require a change proposal form ("CPF"), the form of which is set out in Exhibit B hereto, be proposed in writing by Contractor or Purchaser, as the case may be.

(c)      Essential Changes.  Essential Changes shall be Changes in the Contract Work required under REGULATORY BODY REQUIREMENTS Article 11.  If either Purchaser or Contractor should believe that an Essential Change is required it shall promptly notify the other thereof.  If Contractor and Purchaser do not agree in writing that a proposed change is an Essential Change, either Party may treat the matter as a dispute to be resolved as provided in the DISPUTES Article 33.  Non-Essential Changes shall be all changes other than Essential Changes.

(d)      Purchaser Changes.  Purchaser may propose to Contractor in writing any Non-Essential Change to the Contract Work on a CPF.  For both Essential Changes and Purchaser-proposed Non-Essential Changes, Contractor shall promptly review such proposal and submit to Purchaser within 15 days a detailed written estimate of the impact of the change ("Change Impact") on the Contract Base Price, Vessel Contract Delivery Dates, Vessel Key Performance Requirements, and weights and moments, unless a Non-Essential Change request is rejected in accordance with paragraph (g) of this Article.  If Contractor and Purchaser agree in writing upon the Change Impact within 15 days of Purchaser's receipt of Contractor's estimate and completed CPF, Contractor shall include the Change in the Contract Work and the Contract Base Price, Vessel Contract Delivery Dates, Vessel Key Performance Requirements, and weights and moments shall be amended accordingly.  Contractor shall not be obligated to accept or perform Non-Essential Changes proposed by Purchaser.

(e)      Contractor Changes.  Contractor may propose to Purchaser in writing any Non-Essential Change to the Contract Work.  Contractor shall transmit to Purchaser its proposed change accompanied by a detailed written estimate of the Change Impact on a CPF.  Purchaser shall have 15 days after receipt to accept, reject or recommend revisions to Contractor's proposed Change and CPF.  If Purchaser does not take any action within such 15 day period, Contractor’s proposed change shall be deemed rejected.

(f)      Disagreements.  Whenever the Parties disagree as to the Contract Work requirements or Change Impact of an Essential Change, Purchaser may direct Contractor to implement the Essential Change, and Contractor shall perform in accordance with such direction.  If Contractor performs pursuant to any such direction without prior agreement as to Change Impact, such performance shall be without prejudice to either Party's rights, if any, to an adjustment of the Contract Base Price, Vessel Contract Delivery Dates,

Vessel Key Performance Requirements, and weights and moments in accordance with DISPUTES Article 33, provided that Contractor has, prior to commencing such performance, notified Purchaser in writing of the disagreement.

(g)      Cost of Estimates.  In all cases where Changes are proposed by Purchaser, all costs incurred by Contractor in preparing an estimate of the Change Impact shall be paid to Contractor by Purchaser as part of the Change if the Change is authorized by Purchaser.  [***]

(h)      Execution of Contract Changes.  The CPF shall be an agreed amendment to this Contract upon execution by both of the Parties.  Any changes to the Contract provisions specifically identified on an executed CPF for a stand-alone change shall become a part of this Contract as if the appropriate Contract page had been replaced to reflect the revised values and language shown on the executed CPF.

7                   VESSEL PERFORMANCE

(a)      Vessel Key Performance Requirements, Verification and Penalties.  While each Vessel, upon Delivery, is required to meet the requirements of this Contract, subject to the POST-TRIAL INSPECTION AND ACCEPTANCE Article 18, certain Key Performance Requirements are deemed to be fundamental to the Vessel’s commercial utility and value to Purchaser.  Contractor shall verify each Vessel’s compliance with the Key Performance Requirements of this Article in accordance with the test and trials methodologies detailed in the Specifications.  Such verification shall include the extent to which the Vessel fails to meet, meets, or exceeds the Key Performance Requirements.  If any Vessel's performance does not meet any of the Key Performance Requirements, Purchaser will suffer damages that are difficult to determine.  By way of limitation of Contractor’s liability for such failure, and in lieu of actual damages and all other remedies of Purchaser for such failure, the Contract Base Price shall be adjusted downward as set forth in this Article.

(1)      Service Speed Requirement and Verification: The “Service Speed” of the Vessel at the design draft of 11.5 meters (”m”) on even keel shall be 23.0 knots with the main engine running at [***]% of its maximum continuous rating (“MCR”) (at [***] kW with [***]% sea margin). Speed shall be measured during sea trials at a ballast draft condition and with the trial data corrected for wind, waves, swell, and Vessel bottom cleanliness in accordance with the Specifications and other conditions stated herein. Service Speed shall be rounded to the nearest tenth of a knot with the Main Engine Operating at [***]% MCR ([***] kW) with [***]% sea margin.  Early in the design process ship model tests shall be conducted to refine the hull form in order to confirm the Vessel’s predicted service speed for the range of operating drafts and trims defined in the Specifications.  [***]  Vessel 1 verification results for Service Speed shall be extended to subsequent Vessels where there have been no changes to the hull form, loading, ballast or trim conditions or changes to the Vessel components that would affect Service Speed.  Service Speed trials for Vessel 1, and each subsequent Vessel for which verification is required as a result of a Change, shall be conducted and measured utilizing the following procedural practices:

1.     The sea trial speed test shall be conducted in water with a depth greater than 100m and at a deep ballast draft corresponding to the model tests.

2.     Weather and sea conditions shall be Beaufort 3 or less.

3.     Assessment of the distance traveled for determining the performance speed shall be conducted by means of DGPS (Differential Global Positioning System).

4.     The influence of rudder helm during the test shall be minimized in accordance with the standards set forth in International Standards Organization (ISO) 15016 “Ships and Marine Technology – Guidelines for the Assessment of Speed and Power Performance by Analysis of Speed Trial Data.”

5.     The speed trial shall consist of runs in alternate directions at each of four power levels defined in the Contract Specifications.

6.     Results of speed trial shall be corrected to calm water (no wind, no waves, no current) according to ISO 15016 “Ships and Marine Technology – Guidelines for the Assessment of Speed and Power Performance by Analysis of Speed Trial Data”.

(i)  Where performance does not meet requirements:  No liquidated damages shall be payable for the first [***] knots less than [***] knots; $[***] for each of the [***] knot increments less than [***] knots; and $[***] for each of the [***] knot increments less than [***] knots. Service Speed shall be rounded to the nearest tenth of a knot.

(2)      Main Engine Fuel Consumption Requirement and Verification:  The specific fuel consumption rate in fuel oil mode for each Vessel’s main diesel engines shall not exceed [***] grams/kilowatt-hour (g/kW-h) with an allowance of [***]% at [***]% Maximum Continuous Rating (MCR) in Tier III mode, [***] kW at [***] RPM, as defined in the Specifications. All calorific values to be corrected to ISO standards.  The specific fuel consumption rate is defined using fuel oil with lower caloric value of [***] kJ/kg and International Standards Organization (ISO) 3046/1-2002(E) conditions, Ambient Air Temp [***] degrees Celsius, Blower Inlet Pressure [***] mbar (measured at shop test bed).  Vessel 1 verification results shall be extended to subsequent  Vessels where there have been no configuration changes to the Vessel or equipment and material that would impact performance for the Main Engine Fuel Consumption.  Fractions of 1% shall be rounded to the nearest 1%.

(i)  Where performance does not meet requirements:  No liquidated damages shall be due for the first [***]% of specific fuel oil consumption rate above [***] g/kW/h.  Liquidated damages shall be due in the amount of $[***] for each [***]% of specific fuel oil consumption in excess of the above fuel consumption rate up to $[***].  If the fuel consumption rate is [***]% in excess of the specified fuel oil consumption rate of [***] grams/kilowatt-hour, the amount of liquidated damages shall be $[***].  Fractions of 1% are to be rounded to the nearest 1%.

(4)      Homogenous Container Capacity Requirement and Verification:    The number of loadable containers with [***] per TEU shall be 2,750 TEUs at the design draft of 11.5 m in accordance with the Westbound condition as described in Section 115 of the Specifications and calculated based on the conditions detailed for loadable container capacity in that section.  All containers (except 20’s which shall be 8’6” high) in holds and on deck shall be assumed as 9’-6” high for this calculation.   The stowage locations for the loadable containers shall be verified in accordance with Sections 238 and 314.1 of the Specifications by testing each container fitting location in a manner consistent with Contractor’s standard practices and verifying fitting installation to dimensional tolerances outlined in the Specification and the Class Rules and Guidelines.

(i)   Where performance does not meet requirements: Purchaser has the option to receive $[***] for each TEU below [***] TEU.

(b)      Vessel Adjustments.  In lieu of the Contract Base Price Adjustments specified in paragraph (a) of this Article, and provided Contractor conforms to the requirements of the Specifications and  the General Arrangement, Contractor shall have the right, at its own expense, at any time prior to Delivery, to make reasonable adjustments or modifications to any Vessel to cause such Vessel to meet the Key Performance Requirements specified in paragraph (a) of this Article, provided Contractor shall obtain any required Regulatory Body approval for such adjustments or modifications and approval of Purchaser, which approval shall not be unreasonably withheld.  Any such changes shall be documented in a CPF indicating the specific changes at no cost to Purchaser and no delay to delivery.

(c)      Effect of Changes.  The Key Performance Requirements set forth in paragraph (a) of this Article are based on the Vessels as described and delineated in the Specifications, and such Requirements shall be changed to take into account any Contract Work change required or approved pursuant to the CHANGES Article 6 only to the extent set forth in a CPF.  Contractor shall promptly notify Purchaser if Contractor believes that any changes in the Regulatory Requirements under REGULATORY BODY REQUIREMENTS Article 11 may require a change to the Key Performance Requirements and the Parties will endeavor to agree as to any changes to this Article.

(d)      Disagreements.  If either Party claims a Contract Base Price adjustment pursuant to paragraph (a) of this Article, and if there is disagreement as to any such proposed adjustment, Contractor or Purchaser, as the case may be, shall deposit the disputed amount in Escrow and such amount shall be released to Purchaser or Contractor as subsequently agreed upon or resolved pursuant to DISPUTES Article 33.

8                   FORCE MAJEURE

(a)      Force Majeure.  Any delays in, or failure of performance by, either Purchaser or Contractor shall not constitute a default under this Contract or give rise to any claim for damages if, and to the extent, any such delay or failure of performance is caused by the occurrence of Force Majeure.  The term “Force Majeure” shall mean any cause (hereinafter the “Force Majeure Cause(s)”), whatsoever beyond the reasonable control and without the fault of the Party claiming Force Majeure, excluding any such causes that are in existence as of the date of execution of this Contract, or, as to a cause impacting a subcontractor, a cause that is actually known to Contractor or to the party or parties to the subcontract as of the date of execution of the subcontract.  The Party claiming Force Majeure must be unable to mitigate or prevent through commercially reasonable efforts the Force Majeure Cause(s); and the Parties acknowledge and agree that neither Party shall be required to incur commercially unreasonable costs in its efforts to mitigate or prevent such Force Majeure Causes.  Force Majeure shall include, without limitation or prejudice to the generality of the foregoing, delay caused by any Regulatory Body whose approvals or documents are required under this Contract, including delay caused by different or inconsistent interpretations of governing rules or regulations; Government priorities; civil, naval or military authorities; import or export restrictions; delay caused by the US Government or any other government acting in its capacity as sovereign; interruption or curtailment of utility services; Acts of God (including hurricanes, earthquakes, lightning, floods or extraordinarily severe wind or weather, but excluding ordinary storms and inclement weather conditions); strikes, sympathy strikes, or other industrial disturbances; explosions, fires, and vandalism; riots, insurrections, acts or threats of terrorism, sabotage, blockades, embargoes, and epidemics; material shortages of skilled workers provided that Contractor has exercised diligence in the recruitment and training of labor; Force Majeure delays in other contracts being performed by Contractor, where such delay results from causes herein described that also delay the construction of any Vessel; delays by land, sea or air carriers; the unavailability or late delivery to Contractor of machinery, equipment and supplies which this Contract requires be incorporated in the Vessels, provided that at the time of ordering the same could reasonably be expected by Contractor to be delivered on time, Contractor’s choice of the vendor was reasonable and Contractor has exercised due diligence to monitor the actions and to expedite delivery by the vendor or to obtain substitute performance; and, the late performance or default of a supplier, provided that Contractor’s choice of the supplier was reasonable and responsible at the time of supplier selection and Contractor exercised reasonable efforts in managing its suppliers.

(b)      Notification of Claim.  When a Force Majeure event becomes known by Contractor or Purchaser, the Party claiming Force Majeure shall promptly notify the other Party in writing and no longer than 25 days after knowledge has come to the Party.  Such notice shall include, as may be practical, an estimate of the impact of Force Majeure on the Vessel Contract Delivery Date for any affected Vessel and the proposed recovery plan.  The Party claiming a Force Majeure event shall provide updates every 14 days to report the status when such event continues to potentially delay Delivery for a period that exceeds 21 days from the start of the impact.  Failure of the Party to provide notification of any claim for Force Majeure within such 25 days shall be deemed to be a waiver by the Party of its right to propose such Force Majeure.

(c)      Force Majeure Extension.  Either Party may request an extension of the relevant Vessel Contract Delivery Date by a number of days not to exceed the number of days that the Vessel Contract Delivery Date was delayed by Force Majeure.

(d)      Support for Claim.  As soon as practicable after a Force Majeure cause of delay has ceased to exist, the Party claiming Force Majeure shall furnish to the other Party a detailed written statement of the proposed delay in the Vessel Contract Delivery Dates resulting from such cause for any affected Vessel along with a recovery plan.  When the amount of a Force Majeure delay has been agreed to, the Parties shall execute a Contract Change in accordance with the CHANGES Article 6 to adjust the Vessel

Contract Delivery Dates.  If the Parties are unable to resolve either the existence or magnitude of a Force Majeure delay within a reasonable period of time, resolution shall be made in accordance with the DISPUTES Article 33.  The burden of proof in such disputes shall be on the Party claiming Force Majeure.

9                   DAMAGES FOR DELIVERY

(a)      Damages for Delays.  If Contractor fails to deliver any Vessel more than [***] days after its Vessel Contract Delivery Date, Purchaser will suffer damages that are difficult to determine.  Contractor shall pay to Purchaser Liquidated Damages in lieu of actual damages, not as a penalty, and as a complete limitation of Contractor’s liability for late Delivery.  Liquidated damages shall accrue for each Vessel at the rate of $[***] per day for each day elapsing after [***] days past the Vessel Contract Delivery Date.  Liquidated damages shall cease to accrue upon the date of Delivery of the Vessel, which day shall not count for accrual of liquidated damages.

(b)      Limitation of Liquidated Damages.  The total liability of Contractor for delay in Delivery of any Vessel shall not exceed Liquidated Damages payable for [***] days of delay beyond the initial grace period of [***] days, or $[***]. Payment of Liquidated Damages to Purchaser shall be as set out in PAYMENTS, Article 4.

(c)      Purchaser’s Right to Terminate in Case of Delay.  If Contractor is more than [***] days behind on any construction milestone set forth in Contractor’s Major Milestone Schedule (reflecting the Delivery Dates as contained in this Contract) as first provided to Purchaser not later than [***] days after the Effective Date of this Contract for a Vessel (in such event, a "Delayed Vessel"), excluding any delays to the extent attributable to a Force Majeure event or to Purchaser's actions or inactions, Purchaser shall in its sole discretion elect by written notice to Contractor to either (i) continue performance under this Contract; or (ii) terminate this Contract with respect to the Delayed Vessel. If Purchaser has not provided such written notice to Contractor within 30 days after being notified in writing by Contractor of such [***]-day delay with respect to a Delayed Vessel, then Purchaser shall have been deemed to have elected to continue performance under this Contract.  In the event Purchaser elects to terminate this Contract with respect to a Delayed Vessel under this Article 9(c), Contractor shall refund all amounts that have been paid to Contractor under this Contract with respect to such Delayed Vessel.  The refund shall be Purchaser’s sole and exclusive remedy.

10                 DESIGN RIGHTS

(a)      Vessel Design.  The Parties acknowledge and agree that:

(i)      In performing this Contract, Contractor will, or Contractor will cause DSEC to, produce specifications, drawings, calculations, computer models and other technical data (“Design Products”) during the various Vessel design phases to reflect the design of the Vessels embodied in the Specifications and the Vessel Drawings; and

(ii)      The design of the Vessels represents the accumulated experience, knowledge and expertise of DSEC and Contractor, and such design, including any subsequent changes thereto, as contained in the Specifications, the Vessel Drawings, and the Design Products (“Vessel Design”), is intellectual property proprietary to DSEC and Contractor and has substantial commercial value.

(b)      Design Rights.  Contractor and DSEC reserve to themselves, as separate parties and collectively, all right, title and interest in and to the Vessel Design, and each reserve the right to use and the right to sell the Vessel Design.

(c)      License to Purchaser. Contractor grants to Purchaser (including others providing services to Purchaser with respect to a Vessel), and its assignees and any subsequent owners or operators of a Vessel, a perpetual, worldwide, royalty-free license to use, including without limitation to reproduce and to make derivative works, the Vessel Design, including the Specifications, the Vessel Drawings, the Design Products and the plans and working drawings, technical descriptions, calculations, test results and other data, information and documents, and all intellectual property therein, concerning the design and construction of the Vessel (jointly the “Contractor’s Vessel Design Materials”) strictly limited for the operation, repair, maintenance, modification, reconstruction, and classification of the Vessel or as must otherwise be provided to regulatory authorities in connection therewith.  This license is subject to Purchaser, its assignees and any subsequent owners or operators of a Vessel agreeing to not disclose any portions of Contractor’s Vessel Design Materials in whole or in part so as to enable third parties (excluding ABS, USCG or any other regulatory body) to construct, or have constructed, a vessel of the same design as the Vessels.  The license is an integral part of a Vessel and the license transfers automatically with a Vessel when a Vessel is sold, thereby terminating the license with the former Purchaser, assignee or owner or operator to use Contractor’s Vessel Design Materials for any reason whatsoever.  Contractor warrants that Contractor has full right, title and interest in Contractor's Vessel Design Materials and is entitled to grant the licenses to Purchaser under this Contract and that Contractor’s and DSEC’s contributions to the Vessel Design Materials, including the plans will not infringe the patent, copyright, trademark or trade secrets rights of any third party.  Prior to making any disclosures of any Contractor’s Vessel Design Materials to any third party, including operators, Purchaser shall enter in a confidentiality agreement with the third party as required by CONFIDENTIALITY Article 39.

(d)      Purchaser-Furnished Design.  If Purchaser furnishes design or engineering data relating to the Vessels to Contractor (“Purchaser-Furnished Design or Data”), all such design and engineering data shall be the sole intellectual property of Purchaser.  Contractor shall use such design or engineering data solely for the purpose of performing this Contract.  Unless otherwise directed by Purchaser, Contractor shall take all reasonable precautions to maintain, in confidence, all such data provided by Purchaser other than data which is known to Contractor at the time provided to be of a non-proprietary nature, or data that is, or becomes, available to Contractor from sources other than Purchaser, or data that is independently developed by Contractor, or its affiliates, agents and representatives without reference to Purchaser-Furnished Designs or Data.  Contractor shall not be precluded from disclosing to third persons Purchaser-Furnished Designs or Data which may be necessary for the prosecution of the Contract Work, provided only that, in making such disclosures, Contractor shall impose upon such third persons restrictions relating to the safeguarding to the same extent as have been imposed on Contractor.  Contractor shall not be liable for unauthorized actions of its employees in disclosing Purchaser-Furnished Designs or Data, provided that Contractor has taken commercially reasonable precautions to safeguard such data.

(e)      Design Re-Use. From the Effective Date of this Contract and for a period of [***] following the delivery of Vessel 2 to Purchaser, Contractor shall not contract for the construction of a vessel using the Vessel Design for this Contract with any third party without the Purchaser’s prior written consent.  After such [***] period, Contractor may use the Vessel Design in the construction of vessels for others upon payment by Contractor to Purchaser of a one-time fee of $[***].  For the avoidance of doubt:

(i)      Nothing in this Contract shall prevent Contractor or DSEC from designing or building vessels, including containership vessels, for any third party at any time provided that the vessels do not incorporate the Vessel Design.

(f)      Intellectual Property.  Except as otherwise provided in this Article, Purchaser agrees that Contractor shall be the owner of all inventions, technology, designs, works of authorship, mask works, technical information, computer software, business information and other information conceived, developed or otherwise generated in the performance of this Contract by or on behalf of Contractor. Purchaser assigns and agrees to assign all right, title, and interest in the foregoing to Contractor, including without limitation all copyrights, patent rights, trade secret rights and other intellectual property rights and further agrees to execute, at Contractor’s request and expense, all documentation necessary to perfect title in such materials in Contractor; provided that Contractor grants to Purchaser and its assignees and subsequent owners or operators of the Vessel a limited use license to all such intellectual property pursuant to this Article, including the terms set forth in Article 10(c) above.

11                 REGULATORY BODY REQUIREMENTS

(a)      Regulatory Requirements.  Contractor and Purchaser acknowledge and agree that, as set forth in the Specifications and US Federal and California State law pertaining to workplace conditions affecting the employees or the public and environmental standards and requirements and regulations, the Contract Work is subject to certain state, federal and international conventions, statutes, regulations, classification rules, standards, interpretations, and practices including without limitation those required for operation of the Vessels in the Trade (“Regulatory Requirements”).

(b)      Regulatory Bodies; Communications with Regulatory Bodies.  Contractor and Purchaser acknowledge and agree that the Regulatory Requirements are administered by United States federal, state and local government agencies, organizations, societies, other authoring organizations of Regulatory Requirements and the CS (“Regulatory Bodies”).  All plans or data required by the CS or other relevant Regulatory Bodies in connection with approval of the Vessels shall be prepared and submitted by Contractor or its subcontractors and suppliers, except such data that is explicitly requested by the relevant Regulatory Body to be submitted by Purchaser.

(c)      Compliance. Except as to Minor Items as defined in STATEMENT OF WORK Article 1(c), Contractor shall comply and Contractor guarantees that at Delivery the Vessels shall be in compliance with the Regulatory Requirements as administered by the Regulatory Bodies, notwithstanding that there may be shown in or on any Vessel Drawings or Design Products or set out in the Specifications contradictory requirements for any item of Contract Work, and notwithstanding any approvals shown upon said Vessel Drawings and Design Products, subject, however, to the following:

(1)      If the Specifications specifically require work in excess of that required by a Regulatory Requirement enacted or adopted by a Regulatory Body, such specifically required work shall be performed by Contractor, at its expense, as Contract Work required by this Contract;

(2)      If the Specifications require work which is less than that which was required by a Regulatory Requirement enacted or adopted by a Regulatory Body on or before the Effective Date, Contractor shall perform, at its expense, the work required by the Regulatory Body as Contract Work required by this Contract; and

(3)      If the Specifications require work that is less than the work required by any Regulatory Requirements which have been enacted on or before the Effective Date by a Regulatory Body, even if said Regulatory Requirements come into effect at a future date (including any work required by regulation, order, rule or standard, change in interpretation or practice by the local or national office of a Regulatory Body), Contractor shall perform the work required by those Regulatory Requirements at its expense as Contract Work required by this Contract.

(4)      If the Specifications require work that is less than that required by any Regulatory Requirement enacted or adopted by a Regulatory Body after the Effective Date (including any effort required by regulation, order, rule or standard, change in interpretation or practice by the local or national office of a Regulatory Body) or that required by any other action or interpretation enacted, adopted or issued after the Effective Date under any existing or future statute, Contractor shall perform the required effort, but if said requirement causes a Change Impact, the Contract Base Price, Key Performance Requirements, and Vessel Contract Delivery Dates shall be adjusted pursuant to the provisions of the CHANGES Article 6.

(d)      Contractor shall notify Purchaser pursuant to the CHANGES Article 6 if it learns at any time of an implemented or prospective change in Regulatory Requirements that is, or might, apply to any of the Vessels to be constructed under this Contract.  Contractor is responsible for implementing any change in the Specifications necessary to incorporate such change in Regulatory Requirements, in accordance with the CHANGES Article 6.

(e)      If at delivery a Vessel shall fail to meet the Regulatory Requirements, this shall be treated as Deficiencies under POST-TRIAL INSPECTION AND ACCEPTANCE Article 18 and subject to Contractor’s guarantees under GUARANTY AND LIMITATION OF CONTRACTOR’S LIABILITY Article 19.

(f)      OFAC Requirements.  Contractor warrants that Contractor is not, and agrees not to use any subcontractor that is, (a) a person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, U.S. Department of Treasury (“OFAC Listed Person”) or (b) a department, agency or instrumentality of, or is otherwise controlled by or acting on behalf of, directly or indirectly, any OFAC Listed Person or the government of a country subject to comprehensive U.S. economic sanctions administered by OFAC, currently Iran, Sudan, Cuba, Burma, Syria and North Korea.

12                 SUBMISSION OF DESIGN PRODUCTS

(a)      Submission.  Contractor may produce Design Products in any reasonable format, including, but not limited to, paper and electronic formats.  Contractor shall submit to Purchaser those Design Products identified in the Drawing List in English.  Within thirty (30) days after the date hereof, the parties hereto shall mutually agree upon a list of the plans and drawings for the Vessel to be submitted to Purchaser and the submittal schedule.

(b)      Purchaser Review and Verification Rights.  Those Design Products identified by the Drawing List as ”For Submittal” shall be submitted to Purchaser for information and comment.

(1)      Design Products that require approval by the Regulatory Bodies shall be submitted to, and receive approval from, the cognizant Regulatory Body.  Those Design Products also will be submitted to Purchaser for information only.  Calculations, simulations or other validations submitted to the Regulatory Bodies in support of Regulatory Body approval also will be provided to Purchaser for information and comment.

(2)      Purchaser may review and verify that Design Products meet the requirements of the Specifications and provide Contractor with comments on any Design Products that in Purchaser’s opinion do not conform to the requirements of the Specifications.  Purchaser shall provide such comments on any Design Products within 14 days after receipt of the documentation by Purchaser, and shall cite with specificity those portions of the Specifications to which Purchaser believes the Design Products do not conform.  Purchaser’s review of Design Products shall not relieve, or in any way diminish, Contractor's obligations under this Contract.

(3)      If Purchaser identifies a non-conformance with the Specifications on a Design Product, Contractor, to the extent that Contractor agrees that such comment is a non-conformance, shall take the required corrective action and resubmit the affected Design Product to Purchaser.  Contractor shall be responsible for obtaining Regulatory Body approval of any changes to previously-approved Design Products that result from Purchaser’s comments.

(c)      Method of Transmission.  Contractor may submit Design Products, and Purchaser may transmit comments, by personal delivery, fax, overnight delivery service or electronic means, as appropriate to the format of the Design Product, and as agreed by the Parties.

(d)      Computer Software and Computer Equipment.  Purchaser shall be responsible for procuring and maintaining its own computer software licenses and computer equipment necessary to view and use Design Products.  Contractor shall assist Purchaser by identifying the specific software products and versions required and suppliers of such software.

13                 MATERIAL AND WORKMANSHIP

(a)      Material and Workmanship Standards.  Unless otherwise specifically provided in the Specifications, all workmanship shall be of commercially acceptable quality suitable for marine use, and all equipment, material, and supplies incorporated in each Vessel shall be new, with no more than normal production repair of any manufacturing Deficiencies, and a suitable grade for their purpose.  Any operating equipment shall be accepted by Purchaser with the wear or other characteristics normally associated with operation of that type equipment (e.g., minor scratches of exterior paint).

(b)      Minor Repairs to Material.  Contractor shall be responsible for the adequacy of any minor repairs to material, provided such minor repairs do not adversely affect or impact the Vessel(s) safe operation or performance or limit the Vessel(s) ability to trade or void warranty requirements.  Contractor shall be responsible for obtaining any necessary CS survey and approval of minor repairs that require classification.

(c)      Purchaser Questions Regarding Material Condition.  If Purchaser has reason to question the condition or origin of an item of equipment, material or supplies, Contractor shall furnish information concerning the origin and history of that item.  For those items surveyed by the CS, its acceptance of the origin and history of that item shall eliminate any need for further response to any Purchaser question regarding condition or origin except as may be required by Regulatory Bodies or CONDITIONS Article 45.

14                 INSPECTION

(a)      Inspection.  Contractor shall develop and provide to Purchaser a schedule for all material, equipment and workmanship, unless otherwise designated by the Specifications or this Contract, that shall be subject to inspection by Purchaser’s Representatives, as defined in PURCHASER USE OF CONTRACTOR FACILITIES Article 36.  Inspections shall be completed by Purchaser’s Representatives who are reasonably acceptable to Contractor and have been vetted by Contractor prior to their commencing work on this project, which approval shall not be unreasonably withheld.  Any Deficiencies (as defined in the POST-TRIAL INSPECTION AND ACCEPTANCE Article 18) discovered during inspections shall be promptly reported to Contractor in writing.

(b)      Inspection at Shipyard.  Contractor shall provide and maintain, throughout the term of this Contract, a Quality Management System that, at a minimum, adheres to the requirements of ANSI/ISO/ASQ 9001:2008 or ANSI/ISO/ASQ 9001:2015 Standard for Quality Management Systems as applicable, for design, development, production, installation and servicing conducted under this Contract.  Inspections shall be performed in accordance with the procedures documented in Contractor’s Quality Management

System.  Contractor shall provide Purchaser with an inspection schedule by 3:00 PM on the day prior to scheduled inspections at the Shipyard during either the first or second shifts of production operation.  For weekend, Monday, or Contractor holiday inspections, reasonable efforts shall be made to provide the schedule by noon on Friday or, for holidays, the business day preceding the holiday.  Contractor reserves the right to make minor modifications to the inspection schedule after it is provided.  Contractor shall exercise reasonable efforts to schedule most tests and inspections between the hours of 7am and 6pm on workdays.  Final results shall be furnished to Purchaser for all tests, trials and inspections.

(c)      Inspection at Subcontractor’s Facilities.

(1)      The equipment, machinery and material supplied by DSEC, its subcontractors and other subcontractors and material suppliers, shall be subject to inspection and testing by the Purchaser’s Representatives, classification societies, and any Regulatory Bodies having jurisdiction over the Vessels or their components at all places and reasonable times, including, but not limited to, the subcontractor’s facilities and the facilities of its suppliers.

(2)      Contractor shall advise Purchaser of those tests and inspections to be conducted at Contractor’s suppliers’ facilities and Purchaser shall advise Contractor of those tests and inspections that it desires to witness at Contractor’s suppliers’ facilities.  Contractor will advise Purchaser of Contractor’s selections made of items on the Maker’s List.  Purchaser’s request for such inspections and tests shall be provided to Contractor within 60 days after approval of the Maker’s List as specified in the MAKER'S LIST, SPARE PARTS, TOOLS, AND SUPPLIES Article 20 and Contractor’s notification as to the individual makers selected by Contractor.  Contractor shall provide to Purchaser advance notification a minimum of 21 days prior to the date for such inspections and testing.

(3)      Purchaser’s Authorized Representatives, as designated under paragraph (e) of this Article 14, shall advise Contractor in writing, as described in paragraph (f) of this Article, of any Deficiencies in workmanship, material or equipment discovered in any item inspected at a subcontractor’s facility.  Contractor shall promptly notify the subcontractor of such reported Deficiency.  Should Contractor not agree with Purchaser’s Authorized Representatives in such respect, then either Contractor or Purchaser may:

(i)      seek an opinion of either the Chief Surveyor of the CS in Busan, Korea, or for statutory survey or certification functions not delegated to Class through the Alternate Compliance Program, the USCG Marine Safety Center, if such alleged Deficiency relates solely to a Design Product or classification of a Vessel; or

(ii)     for any other alleged nonconformity including any that relates to construction, workmanship and materials, Contractor and Purchaser shall use the process described in DISPUTES Article 33.

Contractor may invite the affected subcontractor’s representative to participate in the resolution of these issues.

(4)      Purchaser and Contractor each shall bear its own costs for participation in any tests or inspections.

(d)      Contractor Support.  Contractor shall furnish facilities pursuant to PURCHASER USE OF CONTRACTOR FACILITIES Article 36, as may be necessary for the safe and convenient administration of the inspection and test oversight that may be required by Purchaser’s Representatives.

(e)      Purchaser’s Authorized Representatives.  Purchaser shall designate those Purchaser’s Authorized Representatives that shall be and act as agents of Purchaser, and on behalf of Purchaser, having the authority to make binding technical decisions, obligate Purchaser and approve invoices (“Purchaser’s Authorized Representatives”).  Purchaser shall notify Contractor of the names of individuals that it has designated as the Purchaser’s Authorized Representatives within 14 days of the Effective Date of this Contract.

(f)      Documentation of Deficiencies.  Purchaser shall promptly advise Contractor in writing of alleged Deficiencies coming to Purchaser’s attention through its Purchaser’s Representatives.  The written notification of Purchaser’s Representatives and the opinions rendered on behalf of Purchaser shall not alter or diminish the responsibility of Contractor with regard to the time and Delivery and quality of the Vessels, as elsewhere provided in this Contract and the Specifications.

(1)      Contractor shall correct at its expense those Deficiencies in workmanship, material or equipment reported by Purchaser that Contractor agrees to be such, or are determined to be Deficiencies under the DISPUTES Article 33.  Contractor shall have no obligation to correct reported Deficiencies that are not agreed or determined to be Deficiencies under the prior sentence.

(2)      Deficiencies in workmanship, material or equipment shall be documented and tracked using the procedures established in Contractor's Quality Management System, including, but not limited to, Task Card processes, Liaison Engineering Disposition Sheet (“LED”) processes, Guaranty Deficiency Report (“GDR”) process, and Material Problem Report (“MPR”) processes.  Purchaser shall respond promptly to all Task Cards presented for signoff.  Contractor shall respond promptly to any Purchaser comments.

(3)      If any Deficiency cannot be satisfactorily corrected, the material or equipment shall be replaced by Contractor with proper material or equipment without any adjustment to the Contract Base Price, unless such material or equipment shall have been furnished by Purchaser, in which case the correction or replacement such Deficient material or equipment, or re-performance of workmanship, if performed by Contractor, shall be treated as a Change proposed by Purchaser under the CHANGES Article 6 unless the Deficiency results from Contractor damage to Purchaser supplied equipment, in which case there shall be no such adjustment. Material, equipment and workmanship previously inspected by Purchaser for which no Deficiency report was made shall not be subject to re-inspection.  For workmanship, material and equipment governed by Regulatory Body requirements, the Regulatory Body shall be the final authority on acceptability.

(4)      In the event that any of Purchaser’s Representative(s) advise Contractor that they have discovered a Deficiency in construction, workmanship or materials that he believes does not, or will not, conform to the requirements of this Contract and/or the Specifications and Contractor does not agree with the view of those Purchaser’s Representatives in such respect, then Contractor or Purchaser may seek an opinion of the resident Chief Surveyor of the CS if such alleged nonconformity relates solely to the classification of such Vessel or the USCG if the alleged nonconformity relates to statutory survey or certification functions not delegated to Class through the Alternate Compliance Program, in which case the decision of the Chief Surveyor or USCG representative shall be final.  In all other cases, either Purchaser or Contractor may use the process described in Article 33 DISPUTES.

(5)      Contractor’s subcontractors routinely perform work in the Shipyard.  For any alleged nonconformity related to work performed by a subcontractor, Contractor may invite that subcontractor’s representative to participate in the activities surrounding the resolution of the matter.

(g)      No Delay or Interference.  Purchaser shall perform inspections and witness tests (including factory acceptance tests, off-site inspections and re-inspection of corrected work) in a manner that does not delay the Contract Work.

(1)      In cases where Purchaser does not attend scheduled inspections that are held within two hours of the scheduled inspection time that was scheduled in accordance with Paragraph (b), Purchaser waives its right for inspection.  If Purchaser does not attend an inspection, the inspection will be performed on behalf of Purchaser by Contractor’s Quality Assurance Department, applicable trade supervision or Regulatory Body.

(2)      Contractor shall not schedule testing so as to place an undue time burden on Purchaser’s Representatives who are available to witness testing. Contractor shall make all reasonable efforts to schedule Shipyard inspections and tests on weekdays during the first shift.  However with proper notification as described in Paragraph (b), Purchaser shall provide Purchaser’s Representatives for second and third shift and weekend inspections as required to support construction schedules.

15                 SUBCONTRACTORS

Contractor may employ subcontractors for components or work as it sees fit under the Contract.  Contractor will ensure that any subcontractor utilized performs all work to standards no less than those specified in this Contract and the Vessel Design and Specifications and meets applicable requirements under this Contract for performance of the Contract Work.

16                  ITEMS FURNISHED BY PURCHASER

(a)      General.  Contractor shall, as part of the Contract Price, receive, inspect, check as to agreement with the bill of lading, store, protect, insure and install or place in a single location as designated by Purchaser aboard the Vessels all of the items furnished by Purchaser as required by the Specifications, together with Purchasers’ supplies, materials, stores, spares and gear (jointly “Purchaser’s Supplies”).  A Purchaser's Representative shall be available to confirm both receipt and subsequent delivery to the Vessel.  Contractor shall not be deemed to have extended any guaranty as to material or equipment furnished by Purchaser other than the guaranty set forth in the GUARANTY AND LIMITATION OF CONTRACTOR'S LIABILITY Article 19 in respect of workmanship for the required installation.  Contractor or its insurers shall be liable to Purchaser for any damage to or loss of Purchaser’s Supplies occurring during Contractor's custody thereof, solely to the extent not caused by the acts or omissions of Purchaser, up to the value declared by Purchaser to Contractor for inclusion in Contractor’s insurance program pursuant to CONTRACTOR’S INSURANCE Article 21.

(b)      Installation and Operation Instructions.  Purchaser shall provide drawings, technical manuals, or other installation and/or operation instructions for any item furnished by Purchaser.  Purchaser warrants the instructions provided are suitable for installation and use of each item in the Vessels.  Contractor shall be responsible for installing and operating the items in accordance with the provided instructions.  Contractor shall promptly notify Purchaser of a discrepancy, error, or omission discovered in those instructions.

(c)      Contractor’s Objection.  Contractor reasonably may object to items furnished by Purchaser that are unsuitable or in improper condition for installation on the Vessels.  At Purchaser’s expense, Purchaser shall replace, adjust or repair such items. Alternately, Purchaser may elect to request Contractor to install the original item on the Vessel.  If so requested by Purchaser, the Parties shall prepare a Change Order and Contractor shall install such original items, but Purchaser shall take responsibility for the consequences of doing so.

(d)      Delivery Delays.  The Vessel Contract Delivery Date shall be extended for each Vessel impacted by one or more of the following causes:

(i)      The Vessel Contract Delivery Date shall be extended to the extent that  Delivery of the Vessel is delayed as a result of incorrect or missing installation or operating instructions of Purchaser’s equipment.  Contractor shall be compensated for any additional costs incurred to correct either the design and installation or items needing repair as a result of the instructions provided by Purchaser pursuant to paragraph (b) of this Article.

(ii)      The Vessel Contract Delivery Date shall be extended to the extent that Delivery of the Vessel is delayed for the replacement, adjustment or repair of items to which Contractor objects under this Article.

(iii)      In the event that items furnished by Purchaser for a Vessel are not delivered to Contractor when required, the Vessel Contract Delivery Date shall be extended to the extent that Delivery of the Vessel is delayed by such delay in delivery, and Purchaser shall pay Contractor for all costs reasonably incurred by reason of such delay.

17                  TRIALS

 (a)      Expenses of Trials and Tests.  Contractor shall conduct for each Vessel the trials and tests provided by the Specifications and the Contract and required by the Regulatory Bodies.  Reasonable expenses of such trials and tests, including subsistence and lodging of Contractor’s and Purchaser's Representatives necessary to be on the Vessels for the trials and tests, shall be borne by Contractor and included in the Contract Price.  Up to eight employees of Purchaser shall be included in the trials.  All such expenses of additional persons on the Vessels not necessary for the trials and tests, but who are on board pursuant to written request of Purchaser, shall be borne by Purchaser.

(b)      Trials Schedule.  Contractor shall submit a schedule of trials along with sequence of trials to Purchaser at a reasonable time before each Vessel is ready for trials.

(c)      Additional Trials.  If, during the trials required by the Contract, there shall be any material failure of any Vessel to meet the requirements of the Contract that requires a Vessel to be underway to demonstrate correction of such failure, Contractor shall, after corrective action is taken, make further trials, sufficient in number reasonably to demonstrate the Vessel's compliance with the requirements of this Contract.  Contractor shall not be entitled to an adjustment in the Contract Base Price for the costs of additional trials required by this Article, except with regard to any further trial made necessary solely due to actions or omissions of Purchaser or by the failure of equipment or material furnished by Purchaser.

18                  POST-TRIAL INSPECTION AND ACCEPTANCE

(a)      Definition.  “Deficiencies,” as used in this Contract, shall mean any defect or failure of the material, equipment, or workmanship of the Vessel such that it does not comply with the Specifications or this Contract.  Such Deficiencies exclude any and all designs, specifications, material or equipment furnished by Purchaser; or any routine and ordinary maintenance of the Vessel.

(b)      Correction of Deficiencies.  After completion of the trials required by this Contract, each Vessel shall be returned to the Shipyard, where Contractor shall at its own expense correct all Deficiencies.  Contractor shall be responsible for correction of Deficiencies in items provided by Purchaser only in those instances when Contractor is responsible under the provisions of the ITEMS FURNISHED BY PURCHASER Article 16.  Otherwise, Purchaser shall be responsible for correction of Deficiencies in such items and any resulting damages as provided in that Article.

(c)      Machinery or Equipment.  (i) If the performance of machinery or equipment during trials is questioned by a Regulatory Body, or by both Purchaser and Contractor, the machinery or equipment shall be opened for post-trials inspection.  Contractor shall correct Deficiencies, if any, found as a result of such inspection, and thereafter the machinery or equipment shall be closed, connected, and satisfactorily tested, with all associated opening, inspection, correction and testing costs borne solely by Contractor.  (ii) If performance of machinery or equipment during trials is questioned only by Purchaser, Contractor shall open machinery or equipment for inspection.  If Deficiencies are found as a result of such inspection, Contractor shall correct such Deficiencies and thereafter the machinery or equipment shall be closed, connected, and satisfactorily tested, with all associated opening, inspection, correction and testing costs borne solely by Contractor.  However, if the machinery or equipment is found to be without any Deficiency as a result of such inspection, Contractor shall be entitled to payment by Purchaser for Contractor’s costs in performing the inspection.

(d)      Acceptance of Vessel.  When a Vessel is Substantially Complete, upon tender by Contractor in accordance with paragraph (c) of the STATEMENT OF WORK Article 1, Purchaser shall accept the Vessel and countersign the Delivery Certificate, which shall list any still-outstanding Deficiencies and any other incomplete Contract Work.  Contractor shall remove all waste and debris about the Vessel and all sludge and oily water wastes from the Vessel prior to Delivery at Contractor’s cost.  During the period thirty days prior to the expected Delivery, employees of Purchaser or Purchaser’s contractors or agents shall be entitled to access to the Vessel on a not-to-interfere basis to familiarize the crew with the Vessel and to provision the Vessel.

(e)      Damages in Lieu of Correction.  The Parties may stipulate monetary payments by Contractor to Purchaser in lieu of the correction of any Deficiencies, and any other incomplete Contract Work.  Such Deficiencies can be either those remaining incomplete at Delivery or those discovered pursuant to the GUARANTY AND LIMITATION OF CONTRACTOR’S LIABILITY Article 19.  Contractor agrees that any such monetary payments to Purchaser shall not otherwise impact Contractor’s Guaranty obligations or void suppliers’ warranties if any.

19                  GUARANTY AND LIMITATION OF CONTRACTOR'S AND PURCHASER’S LIABILITIES

(a)      Guaranty.  Contractor guarantees each Vessel for a period of 12 months from its date of Delivery (“Guaranty Period”) against all Deficiencies (as defined in the POST-TRIAL INSPECTION AND ACCEPTANCE Article 18) that are discovered and reported to Contractor prior to the expiration of the Guaranty Period.  Contractor’s sole responsibility in the event of such a Deficiency shall be to repair or replace, in Contractor’s sole discretion, all Deficiencies at Contractor’s cost, such that the equipment on which such Deficiency exists is brought in to proper working order.  In computing the Guaranty Period, there shall be excluded any time that the Vessel is prevented from entering or is taken out of service solely on account of any Deficiency as mutually agreed to by the Parties or as determined in accordance with DISPUTES Article 33.  This guaranty shall not extend to expected ordinary wear and tear, natural events, nor to the extent that the Deficiency was caused or aggravated by the negligence or other improper act of any third party not acting for Contractor, including Purchaser or the Vessel operator.  This guaranty shall not extend to items furnished by Purchaser, but it shall extend to damage to items furnished by Purchaser caused by Contractor’s improper handling, storage, or installation of such items, when such handling, storage, or installation was not in conformance with the instructions provided by Purchaser pursuant to paragraph (b) of the ITEMS FURNISHED BY PURCHASER Article 16, such nonconformance to be determined by Contractor subject to objection by Purchaser under the DISPUTES Article 33.

(b)      Further Guaranty.  Contractor guarantees the workmanship and material of the repairs or replacements made under the guaranty in paragraph (a) of this Article for a further period of 90 days from the date of completion of such repair or replacement, or to the end of the Guaranty Period, whichever is later, and, if necessary, this further period shall be further extended for an additional 90 days if the Deficiency requires additional repair, replacement or re-performance.

(c)      Assignment of Subcontractor and Vendor Guarantees.  Upon expiration of the Guaranty Period, Contractor shall assign to Purchaser all rights and privileges of Contractor in any extended guarantees and warranties provided by subcontractors, equipment suppliers and vendors of equipment and materials, if any, used in construction of the Vessel.  Such assignments shall not alter or extend Contractor's responsibilities and guarantees.

(d)      Notification of Deficiencies.  Purchaser shall notify Contractor in writing as soon as practicable, and in any event no more than ten business days after discovery of any Deficiency falling within the provisions of this Article.  Purchaser’s notice shall include such particulars as can reasonably be given as to the nature and extent of such Deficiency, the applicable Specifications or Regulatory Requirement, the date of discovery, the location of the Vessel, and the place at which the Vessel can be made available for earliest inspection by or on behalf of Contractor.  As soon as practicable, Purchaser also shall furnish to Contractor copies of relevant survey or inspection reports.

(e)      Contractor’s Inspection.  Upon receipt of notice of a Deficiency under paragraph (d) of this Article, Contractor may (but shall not be bound to) arrange for inspection of the Vessel on its own behalf at its own cost.  If such an inspection is undertaken, Purchaser shall make the Vessel’s officers, crew members, log books, and any other relevant documents and information available to Contractor’s representative at the inspection.  Contractor may, from time-to-time, request a subcontractor or supplier representative inspect an item that is the subject of the notice of a Deficiency.  Purchaser shall provide the same support and information to Contractor’s subcontractor or supplier for such inspection.

(f)      Correction of Deficiencies.

(i)      Purchaser, in consultation with Contractor, shall designate a reasonable time and location suitable for correction of Deficiencies.  At Purchaser’s sole risk and expense, Purchaser then shall cause the Vessel to be available to Contractor at such time and location, ready in all respects for the corrective action [***]. At all times during Contractor's correction of Deficiencies under this Article, Purchaser shall retain full care, custody and control of the Vessel.

(ii)      Contractor shall arrange for the correction of Deficiencies and performance of any essential dismantling and reassembling at the designated location at its own expense, including transportation costs of necessary parts, machinery or equipment and all costs of attendance of suppliers' technical representatives.  Any parts, machinery or equipment replaced shall on their removal become the property of, and shall be disposed of at the risk of, Contractor.  Replacement parts, machinery or equipment installed in the Vessel shall upon installation and satisfactory testing become the property of Purchaser.

(iii)      Purchaser shall be responsible for placing the Vessel and its equipment in proper condition for the correction of Deficiencies (e.g., emptying fluids from tanks and piping, isolation of piping and other systems) except as is the responsibility of Contractor under subparagraph (i) and cessation of Vessel operations as necessary to allow Contractor ready access to any Deficiency.

(iv)      If a Deficiency cannot reasonably be corrected except by drydocking the Vessel, Purchaser shall be entitled to postpone correction and repair until a subsequent drydocking of the Vessel.  $[***] shall be withheld from the Guaranty Payment until the first drydocking, or if larger, the estimated cost of correction and repair, or to be part of a monetary settlement.

(v)      If a Deficiency can be repaired without taking the Vessel out of service, Purchaser shall promptly advise Contractor of the nature of the Deficiency and Contractor may elect to send its personnel or hire a subcontractor to be sent to the Vessel to make the repairs.  If Contractor does not so elect, and Contractor confirms that under the warranty the repairs may be completed by the Vessel crew or a Purchaser’s subcontractor, Purchaser may have the Vessel crew or a subcontractor perform the repairs and bill Contractor for costs reasonably incurred for correcting such Deficiency, provided, however, that:

A.  Purchaser follows all manufacturer/OEM Technical and Installation Manual work instructions for replacement and correction; and

B.  Purchaser submits a detailed claim in the format mutually specified between the Parties describing in detail the deficient condition or operation of the equipment as well as the documentation of correction per the Technical Manual(s) noted above suitable  for Contractor’s use in submitting a subsequent claim to the OEM; and

C.  Material replaced is discrete, identifiable, on hand in ship or depot stores and requires no specialized troubleshooting to correct; and

D.  Purchaser returns deficient material to Contractor, at Contractor’s expense, for subsequent analysis and inspection.

(g)      Emergency Correction.  Prior to the expiration of the Guaranty Period, should any Deficiencies reasonably require emergency correction outside the Vessel’s normal maintenance schedule, whether or not such Deficiencies require the Vessel to be dry-docked, upon written notice of the need for emergency repairs pursuant to paragraph (i) below and concurrence by Contractor, which shall not be unreasonably withheld, Contractor shall pay the actual costs of correcting the Deficiencies reasonably incurred by Purchaser.

(i)      Prior to performing any such emergency correction of Deficiencies, Purchaser shall notify Contractor in writing of the nature of the Deficiency, the reason that emergency correction is required, and the nature of the intended correction work.

(ii)      When the Vessel is taken to a facility or dry-docked solely for the purpose of correcting a Deficiency, the costs chargeable to Contractor’s account shall be limited to those costs reasonably incurred for correcting such Deficiency at such facility, including dry docking for correction of such Deficiency.  If any other work is performed for Purchaser other than by Contractor while the Vessel is at such repair facility or in such dry dock, Purchaser shall pay a proportional share of dry docking expenses (if such other work requires dry-docking) and all additional expenses for such work completed by a party other than Contractor, its agents or subcontractors.  All port charges, tug charges, moorage, wharfage, and fire and security watches incidental to the Vessel at the repair location shall be apportioned based on the invoiced work performed by the repair facility for the respective Parties.

(h)      Normal Refit Schedule.  When a Deficiency is corrected as part of a Vessel’s normal refit schedule, Contractor shall not be responsible for any costs incurred to perform any other work undertaken by Purchaser as part of the Vessel’s normal refit, including, but not limited to, any port charges, tug charges, moorage fees, wharfage fees, and the cost of any fire and security watches incidental to the work performed and the Vessel being at the repair location.  Notwithstanding the prior sentence, if Contractor and Purchaser agree that the repair of the Deficiency requires more time than the normal refit schedule Contractor shall pay the direct costs charged by the repair facility for the additional time so required.  For the avoidance of doubt such costs do not include crew wages, lost revenue or any other incidental or consequential costs or damages associated with the Vessel being out of service.  Further, such additional time shall only be deemed to have occurred if Contractor had reasonable access to the Vessel to correct Deficiencies during the entire refit schedule and Purchaser does not perform any other work during that additional time that, but for the additional time at that repair location, Purchaser could not be performing.  Should the correction of a Deficiency require the Vessel to be in a dry dock, and Purchaser has to place the Vessel in dry dock for other work that it desires to have performed at the industrial facility, the one-time cost to dry dock the Vessel shall be apportioned based on the cost of all of the invoiced work performed while the Vessel is in dry dock and an apportioned daily fee for those days during which Contractor is performing work to correct the Deficiency that required the Vessel to be in the dry dock.

(i)      Paint Warranty.  Contractor confirms that, at no additional cost to Purchaser, Contractor will utilize the paint suppliers designated by Purchaser, in accordance with the Specifications and follow the paint suppliers’ application processes.  Coating system defects shall be defined in accordance with the paint supplier’s warranty.  To the extent that the paint supplier’s warranty extends beyond the Guaranty Period, Contractor will arrange for the warranty to pass through to Purchaser.  At Delivery Contractor will execute an assignment to Purchaser of all rights of Contractor against such paint supplier in connection with such warranty.  Paint defects reported during the Vessel Guarantee Period will be corrected by Contractor and paint supplier.  Paint defects reported after the end of the Vessel Guarantee Period will be corrected in accordance with the paint supplier warranty directly with the paint supplier.

(j)      Guaranty Engineer.  Contractor shall have the right to place a properly documented citizen of the USA as a guaranty engineer on board each Vessel at any time during the Guaranty Period as Contractor deems appropriate (“Guaranty Engineer”).  Such Guaranty Engineer shall act as Contractor’s representative and liaison between Purchaser and Contractor.

(i)      Purchaser may reasonably request deployment of Contractor's Guaranty Engineer, and such request shall not be unreasonably denied by Contractor.

(ii)      The Guaranty Engineer shall comply with Purchaser's (or ship operator’s) rules while on board the Vessel.  Purchaser shall not request the Guaranty Engineer’s guidance, suggestions or advice concerning operation of the Vessel.  Purchaser shall grant Contractor’s Guaranty Engineer reasonable access to the Vessel and reasonable assistance in performing his/her duties.

(iii)      Purchaser shall provide Contractor’s Guaranty Engineer with suitable accommodations and messing at no charge to Contractor.  Contractor shall be responsible for payment of the costs of personal accident insurance, wages and repatriation costs for its Guaranty Engineer.

(iv)      Contractor’s Guaranty Engineer shall, at all times and in all respects, be deemed to be an employee of Contractor.  Purchaser shall be under no liability whatsoever to Contractor or Contractor’s Guaranty Engineer for personal injuries, including death, suffered by Contractor’s Guaranty Engineer during the time when he is on board the Vessel, unless such injury or death, is shown to have been caused by the gross negligence or willful acts of Purchaser, and/or its subcontractors and/or their employees or agents (including Purchaser’s Representatives), while acting within the scope of their employment or engagement.

(k)      Limitation of Liability.  (i) As to Contractor:

(A) NOTWITHSTANDING ANY PROVISION OF THIS CONTRACT TO THE CONTRARY INCLUDING THE INDEMNIFICATION CLAUSE AND INSURANCE CLAUSE, CONTRACTOR SHALL NOT BE LIABLE TO PURCHASER FOR ANY INDIRECT, INCIDENTAL, PUNITIVE, EXEMPLARY, SPECIAL, OR CONSEQUENTIAL DAMAGES ARISING UNDER OR DIRECTLY OR INDIRECTLY RELATING TO THIS CONTRACT OR THE SUBJECT MATTER HEREOF, (INCLUDING WITHOUT LIMITATION LOSS OF USE, INCOME, PROFITS OR ANTICIPATED PROFITS, BUSINESS OR BUSINESS OPPORTUNITY, SAVINGS, DATA, OR BUSINESS REPUTATION) ARISING UNDER, OR IN CONNECTION WITH THIS CONTRACT OR THE SUBJECT MATTER HEREOF, REGARDLESS OF WHETHER SUCH DAMAGES ARE BASED IN CONTRACT, EQUITY, OR WHEN THE DAMAGES ARE ALLEGED TO BE CAUSED BY TORTIOUS CONDUCT, BREACH OF WARRANTY OR ANY OTHER THEORY, WHATSOEVER, AND REGARDLESS OF WHETHER SUCH PARTY HAS BEEN ADVISED OF, KNEW OF, OR SHOULD HAVE KNOWN OF THE POSSIBILITY THAT SUCH DAMAGES COULD OCCUR.

(B)      CONTRACTOR’S TOTAL AGGREGATE LIABILITY ON A PER VESSEL BASIS, (EXCLUSIVE OF CONTRACTOR’S GUARANTY OBLIGATIONS AS PROVIDED FOR IN THIS ARTICLE 19 WITH RESPECT TO EACH VESSEL;

CONTRACTOR'S FAILURE TO OBTAIN A U.S. COASTWISE ENDORSEMENT FOR EACH VESSEL AS REQUIRED IN ARTICLE 1; CONTRACTOR’S OBLIGATION TO PAY LIQUIDATED DAMAGES UNDER VESSEL PERFORMANCE ARTICLE 7 OR UNDER DAMAGES FOR DELIVERY ARTICLE 9; CONTRACTOR'S OBLIGATION TO REFUND PAYMENTS RECEIVED UNDER DEFAULT OF CONTRACTOR AND PURCHASHER'S REMEDIES ARTICLE 26 OR CONTRACTOR'S OBLIGATION TO REFUND PAYMENTS RECEIVED UNDER DAMAGES FOR DELIVERY ARTICLE 9(C), OR FOR LOSSES OR OTHER CLAIMS THAT WOULD HAVE BEEN COVERED BY INSURANCE REQUIRED TO BE OBTAINED BY CONTRACTOR UNDER CONTRACTOR’S INSURANCE ARTICLE 21 WHERE CONTRACTOR HAS NOT OBTAINED THE REQUIRED INSURANCE; CONTRACTOR’S FAILURE TO REPAIR LOSS OR DAMAGE TO THE VESSEL OR TO MAKE PAYMENTS AS REQUIRED UNDER LOSS OR DAMAGE OF VESSEL ARTICLE 23; OR CONTRACTOR’S BREACH OF THE OBLIGATIONS TO RESOLVE ANY LIENS ON THE CONTRACT WORK OR A VESSEL AS REQUIRED UNDER LIENS ARTICLE 28; OR FOR CONTRACTOR’S FRAUD IN THE INDUCEMENT OF THIS CONTRACT) SHALL NOT EXCEED $20,000,000.  THE FOREGOING LIMITATION OF LIABILITY SHALL REMAIN IN FULL FORCE AND EFFECT REGARDLESS OF PURCHASER’S REMEDIES AVAILABLE UNDER THIS AGREEMENT, AT LAW OR IN EQUITY.

(C)      [***]

(ii)      As to Purchaser:

(A)      NOTWITHSTANDING ANY PROVISION OF THIS CONTRACT TO THE CONTRARY INCLUDING THE INDEMNIFICATION CLAUSE AND INSURANCE CLAUSE, PURCHASER SHALL NOT BE LIABLE TO CONTRACTOR FOR ANY INDIRECT, INCIDENTAL, PUNITIVE, EXEMPLARY, SPECIAL, OR CONSEQUENTIAL DAMAGES ARISING UNDER OR DIRECTLY OR INDIRECTLY RELATING TO THIS CONTRACT OR THE SUBJECT MATTER HEREOF, (INCLUDING WITHOUT LIMITATION LOSS OF USE, INCOME, PROFITS OR ANTICIPATED PROFITS, BUSINESS OR BUSINESS OPPORTUNITY, SAVINGS, DATA, OR BUSINESS REPUTATION) ARISING UNDER, OR IN CONNECTION WITH THIS CONTRACT OR THE SUBJECT MATTER HEREOF, REGARDLESS OF WHETHER SUCH DAMAGES ARE BASED IN CONTRACT, EQUITY, OR WHEN THE DAMAGES ARE ALLEGED TO BE CAUSED BY TORTIOUS CONDUCT, BREACH OF WARRANTY OR ANY OTHER THEORY, WHATSOEVER, AND REGARDLESS OF WHETHER SUCH PARTY HAS BEEN ADVISED OF, KNEW OF, OR SHOULD HAVE KNOWN OF THE POSSIBILITY THAT SUCH DAMAGES COULD OCCUR.

(B)      PURCHASER’S TOTAL AGGREGATE LIABILITY ON A PER VESSEL BASIS, (EXCLUSIVE OF PURCHASER’S OBLIGATIONS FOR PAYMENTS UNDER ARTICLE 4 OR FOR LOSSES OR OTHER CLAIMS THAT WOULD HAVE BEEN COVERED BY INSURANCE REQUIRED TO BE OBTAINED BY PURCHASER UNDER PURCHASER’S INSURANCE ARTICLE 22 WHERE PURCHASER HAS NOT OBTAINED THE REQUIRED INSURANCE,

OR FOR PURCHASER'S FRAUD IN THE INDUCEMENT OF THIS CONTRACT) SHALL NOT EXCEED $20,000,000.  THE FOREGOING LIMITATION OF LIABILITY SHALL REMAIN IN FULL FORCE AND EFFECT REGARDLESS OF CONTRACTOR’S REMEDIES AVAILABLE UNDER THIS AGREEMENT, AT LAW OR IN EQUITY.

(l)      Express Guarantees Exclusive.  THE EXPRESS GUARANTEES OF CONTRACTOR, AS SET FORTH IN THIS CONTRACT, ARE THE EXCLUSIVE GUARANTEES OF CONTRACTOR AND ARE IN LIEU OF, AND PURCHASER HEREBY WAIVES, ALL OTHER GUARANTEES OR WARRANTIES, EXPRESS OR IMPLIED, WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE AND INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR INFRINGEMENT OF THIRD PARTY RIGHTS.

(m)      Deficiencies Not Timely Discovered or Reported.  Contractor shall not be liable for any Deficiencies, whether latent or patent, that are not discovered prior to the expiration of the Guaranty Period or are not reported to Contractor within the time provided in paragraph (b) of this Article.

20                  MAKER'S LIST, SPARE PARTS, TOOLS, AND SUPPLIES

(a)      Spare Parts, Tools and Supplies.  The Contract Price includes the cost of the class spares and other spares set forth in the Specifications.

(1)      Any spares, parts, tools, special tooling and supplies that are not identified in this Article are not included in the Contract Work.

(2)      Contractor shall provide Purchaser, within 90 days after the Effective Date, with offered lists of spares, and one- and three-year manufacturer’s recommended lists of spares and pricing from all makers referred to in the Maker List.

(b)      Maker’s List.

(1)      The “Maker’s List,” as used in this Contract, shall be the Maker’s List dated August 8, 2016, which is hereby incorporated as part of the Specifications.

(2)      Contractor may purchase any of the materials listed on the Maker’s list from any of the suppliers from the Maker’s List, at its sole option, as long as the equipment fulfills the requirements of the Specifications.  Suppliers on the Maker’s List are approved by Purchaser for use on the Contract with the execution of this Contract.

(3)      Contractor may propose makers other than those on the Maker List for Purchaser’s approval.  Purchaser, with Contractor’s concurrence, may request that Contractor use alternate suppliers from the Maker’s List in lieu of initially selected suppliers, which shall be considered as a change under the CHANGES Article 6.

(i)      Contractor shall advise Purchaser with the name of the selected maker and equipment model number as early as reasonably possible prior to each order being placed by DSEC.  Contractor shall identify the price differential between Contractor-selected maker and the other makers on the Maker List.  If Purchaser requests an alternate supplier that is agreed to by Contractor, Contractor shall provide the same price differential information for the alternate supplier.

(ii)      The requesting Party shall submit a proposal to the other Party in accordance with the CHANGES Article 6 to revise the Maker’s List for any alternate supplier or equipment model number that is requested by either Contractor or Purchaser.  All additional cost for Purchaser’s preferred maker shall be borne by Purchaser other than those items designated on the Maker's List by Purchaser at execution. If Purchaser's designated maker's material is not available, additional costs or credits for alternative makers shall be to Purchaser's account.  The Vessel Contract Delivery Dates shall be adjusted if required, based on material lead times for Purchaser-selected supplier or equipment being longer than the longest lead time alternative identified on the Maker’s List.  The Contract Base Price shall be adjusted for any more or less costly supplier or equipment model that is procured for installation in the Vessels that is other than that identified on the Maker’s List.

(4)      Purchaser shall confirm its agreement of the selection of makers or advise Contractor of Purchaser’s preferred maker within 14 days after receipt of notice of the maker selection.  Should Purchaser require more time to make a decision, Purchaser may request a 14 day extension, which shall not be unreasonably withheld.

(i)      If Purchaser fails to respond to Contractor’s notice of selection within the allowed time, Purchaser shall be deemed to have agreed to Contractor’s selection of such maker.

(ii)      Purchaser may request additional time to evaluate specific selections by Contractor or items from alternate makers or with equipment model numbers that are not included on the Maker’s List.  Contractor shall grant Purchaser reasonable time to complete its evaluation of such alternate selection recommendations, but not to the extent that it would impact the Vessel construction schedules.

(5)      Selection of supplier’s for all other equipment not specified on the Maker List is at Contractor’s option, subject to the requirements of the Specifications, and without confirmation from Purchaser.

(c)      Fuels, Lubricants and Consumables Before Delivery.  The Contract Price includes all fuels, lubricants, and consumable stores used on trials, all of the contents of the main and generator engines and auxiliary machinery and piping systems, including without limitation lubricating oil sump tanks and hydraulic oil sump tanks, which shall on Delivery be prepared as required for normal operation of the Vessel.

(d)      Fuels, Lubricants and Consumables After Delivery.  At Purchaser’s cost, Contractor shall arrange for the quantity of fuel oil, lubricating oils, greases and fresh water to be loaded on the Vessel at Delivery in accordance with the instructions of Purchaser.  Contractor shall sound all fuel and lubricant stowage and service tanks within 24 hours prior to Delivery, in the presence of Purchaser’s Representative.  Based on such soundings, Purchaser shall pay for all fuels, lubricants and consumable stores remaining on-board each Vessel at Delivery, other than as specified in paragraph (c) above, at the prices paid by Contractor plus Contractor’s indirect material costs in accordance with its CAS Disclosure Schedule.

21                  CONTRACTOR’S INSURANCE

At any and all times during the term of this Contract, Contractor shall at its own expense maintain, with an insurance company or companies, with a minimum rating by A.M. Best Company of A minus or equivalent, and authorized to do business in the state in which Work is to be performed, insurance and surety coverage’s of the kind and in the minimum amounts as follows:

(a)      Cargo Insurance.  Contractor shall maintain All Risk Marine/War Risk Cargo Insurance subject to a limit of $60 million any one conveyance on all machinery, materials or equipment to be installed as part of each Vessel, at all times while at the supplier’s premises and while in transit until such machinery, materials or equipment reaches the Shipyard.

(b)      Property Insurance.  From the time that the first machinery, material or equipment to be installed or included as part of each Vessel enters the Shipyard, and until the laying of the keel of the Vessel, Contractor, at its expense, shall keep all such machinery, material and equipment, including all items furnished by Purchaser to the extent that Purchaser has declared the value of such items to Contractor, insured at all times under Contractor’s existing property insurance policy.

(c)      Builder’s Risk Insurance.

(1)      Requirement.  From the time of the laying of the keel of the Vessel, and until Delivery of the Vessel, Contractor, at its expense, shall keep each Vessel and all machinery, material and equipment to be installed in the Vessel, including all items furnished by Purchaser to the extent that Purchaser has declared the value of such items to Contractor, insured at all times under an all-risk form Marine Builders Risk policy, acceptable to Purchaser (such acceptance not to be unreasonably withheld).  Contractor may utilize existing policies of insurance that cover the risks listed in subparagraph (c)(2) of this Article, provided that such policies are maintained by Contractor in accordance with the provisions of paragraph (b) of this Article.

(2)      Coverage. The insurance shall cover all usual marine risks, and in particular, but without prejudice to the generality of the foregoing, shall cover:

(i)      All risks of loss or damage, including earthquake, volcanic eruption, hurricane, named windstorm and tidal wave, in respect of the Vessels and all machinery, material and equipment, whether at the Shipyard or Contractor’s suppliers’ premises or in transit or elsewhere, including and during launching and trials;

(ii)      Strikes, riots, civil commotions, and malicious damage;

(iii)      Hull War Risks while the Vessel is at the Shipyard or other premises of Contractor or any subcontractor, including after the Vessel has been launched and is either dockside or in sea trials;

(iv)      Coverage for Terrorism while the Vessel is at the Shipyard or other premises of Contractor or any subcontractor, including after the Vessel has been launched and is either dockside or in sea trials;

(v)      Collision, Protection and Indemnity Coverage (including pollution liability after a Vessel has been launched); and

(vi)      Sudden and accidental pollution (prior to a Vessel being launched).

(3)      Coverage shall include [***]% cost escalation coverage and coverage for Contractor’s soft costs.  Policy deductible shall be no more than $[***] per occurrence.  Coverage shall be the equivalent of the American Institute Builder’s Risk Clauses (July 1, 1973) with Addendum 1.  Coverage shall be written without risk of liability of Purchaser for payment and without deduction for depreciation.  There shall be no coinsurance penalty provision in any such policy.

      (4)      In addition to liability for physical loss of, damage to, or damage caused by the Vessel imposed upon Contractor by law or by this Contract, the Marine Builder’s Risk Insurance Policy shall be written to specifically include, in part:

(i)      All Ship underway activity as often as necessary for completion and testing of the Vessel;

(ii)      A statement that the policy is primary to all other collectible insurance.

(5)      Minimum Sum.  The minimum sum insured, and the limit of Contractor's liability, shall be the Vessel Contract Price plus the value declared by Purchaser to Contractor for items furnished by Purchaser.

(d)      Other Insurance.  Contractor, at its expense, shall keep and maintain in effect the following additional insurance for the duration of this Contract and with respect to the performance by Contractor of any guaranty work under GUARANTY AND LIMITATION OF CONTRACTOR’S LIABILITY Article 19:

(1)      Commercial General Liability coverage to include, but not limited to, broad form property damage, personal injury, premises, completed operations and products liability, and contractual liability covering all liability assumed by Contractor under the terms of this Contract and with limits of liability not less than $1,000,000 any one occurrence or series of occurrences arising out of any one event, subject to a general aggregate limit of $10,000,000 in the period of insurance and a $3,000,000 aggregate in the period of insurance for Products Liability.  Contractor shall maintain such insurance through the expiration of each warranty period.

(2)      Automobile Liability insurance with a combined single limit of $2,000,000 per occurrence for Bodily Injury and Property Damage;

(3)      Workers’ Compensation Insurance.  Contractor, at its expense, shall keep and maintain workers’ compensation insurance as required by law.  Such insurance shall provide coverage in the location in which the work is performed.  Contractor shall maintain an authorized program of self-insurance for Worker’s Compensation and Longshore and Harbor Worker’s Compensation Act insurance conforming to the statutory requirements of the State of California and the United States of America, respectively, and including Employers Liability with minimum limits of $2,000,000 per occurrence;

(4)      Maritime Employer’s Liability Insurance (including transportation, wages, Maintenance and Cure) for limits not less than $2,000,000 each person and each occurrence.

(5)      Excess Liability insurance in the minimum amount of $25,000,000 per occurrence in excess of the liability coverages specified in this Article.

(d)      Other.  Notice of any cancellation of required coverage or any material change in any policy required under this Article shall be given in accordance with that policy’s terms and conditions.

(e)      Certificates of Insurance.  Certificates evidencing compliance with the insurance requirements of this Article, in a form satisfactory to Purchaser, shall be delivered to Purchaser within ten days of the Effective Date of this Contract, with the exception of the Builders’ Risk coverage which shall be delivered prior to keel laying, and renewals thereof delivered a reasonable amount of time before or after expiration of the respective policy terms.  Upon request by Purchaser, Contractor will provide summaries of the policies referred to in section 21(a) and (b) and a copy of the policy referred to in section 21(c).

(f)      General Requirements.

(1)      Each policy identified in Article 21, with the exception of Workers’ Compensation, shall be endorsed to provide that it is primary insurance to and noncontributing with any other insurance carried by Purchaser.  Each policy identified in Article 21 shall obligate the insurer to give Purchaser not less than 30 days’ prior written notice in the event of policy cancellation or any material change therein (except for war risk insurance, which shall be not less than 7 days advance written notification).

(2) The policies referred to in Paragraphs (a), (b) and (c) of this Article shall name Purchaser and its assigns as additional named insured and as loss payee as their interests may appear.

(3)      With respect to the policies referenced in Paragraph c(3) Contractor agrees that for all Worker’s Compensation and Longshore and Harbor Worker’s Compensation Act Insurance, or authorized and approved self-insurance therefore, and all Employer’s Liability and Maritime Employer’s Liability Insurance policies, shall contain waivers of rights of subrogation against Purchaser and its parent, subsidiaries, and affiliated companies.

(4)      Contractor agrees that for all Collision, Protection and Indemnity Liability required in (c)(2)(v), Commercial General Liability and Auto Liability and Excess Liability, that Purchaser and its parent, subsidiary, and affiliated companies shall be named as additional assured on those policies and such policies shall contain waivers of underwriter’s rights of subrogation. It is agreed that such naming and waiving shall apply only to the extent of the legally enforceable indemnity obligations and risks assumed by Contractor in this Contract.

(g)      Coverage Limits and Contractor's Liability.  The insurance coverage limits stated in Paragraphs (a) through (d) above are minimum insurance coverage requirements, not limits of Contractor’s liability.  Notwithstanding the above-required insurance policies, Contractor shall be obligated for the full and total amount of any damage, injury, expense or loss.

(h) Contractor agrees to comply with all insurance coverage warranty requirements applicable to the Project and provide evidence of compliance upon reasonable request of Purchaser.  Should Contractor fail to procure or maintain any of these insurance coverages, or by any act or omission vitiate or invalidate any of the aforesaid insurance coverages, Contractor shall pay to Purchaser all losses and indemnify Purchaser against all claims and demands which would otherwise have been covered by such insurance.

22                  PURCHASER’S INSURANCE

(a)      Purchaser's Insurance.  As a requirement for access of Purchaser (including its employees, agents, affiliates, suppliers and subcontractors) or Purchaser's Representatives and Purchaser’s Engineers to the Shipyard, Purchaser shall maintain at its sole cost and expense the following insurance coverage:

(1)      Commercial General Liability/Excess Liability insurance with coverage to include broad form property damage, personal injury, premises, completed operations and products, and contractual liability with a minimum bodily injury and property damage combined single limit of $2,000,000 per occurrence and $2,000,000 in the aggregate.

(2)      Automobile Liability insurance with a combined single limit of $2,000,000 for Bodily Injury and Property Damage;

(3)      California Workers' Compensation and United States Longshore and Harbor Workers' Compensation Act insurance with minimum limits of liability conforming to the statutory requirements of the State of California and the United States of America, respectively; and if Purchaser's Representatives or Purchaser’s Engineers are anticipated to be aboard an underway Vessel for any reason, Jones Act coverage with minimum limits of liability of $2,000,000 per occurrence and $2,000,000 in the aggregate.

(b)      Other.  Each policy required by this Article shall provide that it is primary insurance to and noncontributing with any other insurance carried by Contractor. Notice of any cancellation of required coverage or any material change in any policy required under this Article shall be given in accordance with that policy’s terms and conditions.  The policy referred to in paragraphs (1) and (2) above shall name Contractor as an "additional insured," and the certificates provided to Contractor shall reflect such additional insured coverage.  The policies referred in paragraph (3) above shall contain a waiver of subrogation in favor of Contractor.

(c)      Certificates of Insurance.  Certificates evidencing compliance with the insurance requirements of this Article, in a form satisfactory to Contractor, shall be delivered to Contractor within 10 days of the Effective Date of this Contract, and renewals thereof delivered to Contractor within 10 days after expiration of the respective policy terms.

(d)      Coverage Limits and Purchaser's Liability.  The insurance coverage limits stated in paragraph (a) above are minimum insurance coverage requirements, not limits of Purchaser's liability.  Notwithstanding the above-required insurance policies, Purchaser shall be obligated for the full and total amount of any damage, injury, expense or loss.

23                  LOSS OR DAMAGE OF VESSEL

(a)      Partial Loss or Damage.  In the event that any loss or damage to a Vessel prior to Delivery does not render the Vessel a “Total Loss” in accordance with the terms and conditions of the Builder’s Risk Policy, Contractor shall replace or repair the Vessel as mutually agreed between the Parties.  In such event, Contractor shall be liable as part of the Contract Price for the cost of such replacement or repair, but shall be entitled to apply against such costs any amounts recoverable under any insurance policy pursuant to CONTRACTOR'S INSURANCE Article 21.

(b)      Total Loss.  In the event of a “Total Loss” in accordance with the terms and conditions of the Builders Risk Policy, of any Vessel prior to Delivery, Purchaser or Contractor may elect to cancel the construction of such Vessel.  If an election is made to cancel the construction of any such Vessel, the Party electing to cancel shall give written notice in accordance with the AUTHORIZED PERSONS, NOTICES AND COMMUNICATIONS Article 42, to that effect to the other Party, within thirty (30) days of the date of determination of such loss.  If no election is made to cancel the construction of any such Vessel, construction and Delivery of the Vessel shall proceed in accordance with this Contract.

(c)      Insured Loss.  In the event that there is a “Total Loss” in accordance with the terms and conditions of the Builder’s Risk policy, of a Vessel prior to Delivery, and such loss results from a risk covered by the insurances required under CONTRACTOR'S INSURANCE Article 21, all of the proceeds of such insurance payable as a result of such loss shall be paid to Purchaser in amounts equal to the total payments made under this Contract for that Vessel with the balance paid to Contractor.  Such distribution shall be made without regard to whether under paragraph (b) of this Article construction of the Vessel is canceled or proceeds.  If total payments made by Purchaser under the PAYMENTS Article 4 of this Contract exceed the amounts collectable under Contractor's insurances, then Contractor shall promptly pay the amount of such excess to Purchaser.

(d)      Uninsured Loss.  In the event that there is a Total Loss of a Vessel prior to Delivery which is not covered by insurance, and regardless of whether an election is made by Purchaser or Contractor to cancel construction of such Vessel, Contractor shall pay to Purchaser an amount equal to the total payments made or advanced for that Vessel under the PAYMENTS Article 4 of this Contract.

24                  INDEMNIFICATION

(a)      Contractor.  Contractor shall indemnify, defend and hold harmless Purchaser and each Vessel against all claims and demands asserted against Purchaser arising from the injury to or death of employees, workmen, trespassers, licensees and all other persons in, on or about the Contract Work, and from damage to or loss of property of third parties to the extent that any of the foregoing result from or are due to the act, neglect or fault of Contractor, its employees, its subcontractors or their employees.

(b)      Purchaser.  Purchaser shall indemnify, defend and hold harmless Contractor and each Vessel against all claims and demands asserted against Contractor arising from the injury to or death of employees, workmen, trespassers, licensees and all other persons in, on or about the Contract Work, and from damage to or loss of property of third parties to the extent that any of the foregoing result from or are due to the act, neglect or fault of Purchaser, its employees, its subcontractors or their employees.

(c)      Exclusion.  Neither Party’s indemnity obligations under this Article shall apply to any injury to or death of any person or to any damage to or loss of property of third parties occurring in connection with a Vessel after Delivery; provided that this exclusion shall not apply to any death occurring after Delivery due solely to an injury sustained prior to Delivery; and provided further that Contractor’s obligations as to the Guaranty Engineer are specifically set forth in GUARANTY AND LIMITATION OF CONTRACTOR'S AND PURCHASER’S LIABILITIES Article 19, paragraph (f).

(d) Indemnification Procedure.  Each Party’s obligations under this Article 24 shall arise only if: (i) the Party seeking to be indemnified (the “Indemnified Party”) promptly notifies the other Party (the “Indemnifying Party”) in writing of any such claim, provided that any delay shall not relieve the Indemnifying Party of its obligations hereunder except to the extent it was prejudiced by the delay; (ii) the Indemnifying Party has sole control of the defense and settlement of such claim, provided that the Indemnifying Party shall not enter into any settlement, without the Indemnified Party’s prior written consent, that would require the Indemnified Party to take any action, or refrain from taking any action, other than permitting the Indemnifying Party to pay money damages on the Indemnified Party’s behalf; and (iii) the Indemnified Party fully cooperates with the Indemnifying Party. The Indemnifying Party shall pay any reasonable out-of-pocket expense incurred by the Indemnified Party in defending a claim hereunder, and shall pay all other costs incurred in such defense, including without limitation court filing fees, court costs, arbitration fees, witness fees, and attorneys’ and other professional’s fees and disbursements.

25                 DEFAULT OF PURCHASER AND CONTRACTOR'S REMEDIES

(a)      Events of Default.  The following shall constitute events of default of Purchaser under this Contract:

(1)      The failure of Purchaser to make a payment in accordance with the provisions of this Contract, and such failure is not remedied within [***] days after written notice thereof from Contractor.

(2)      Two or more consecutive late payments, and Purchaser fails to provide within [***] days after receipt of notice thereof from Contractor assurances reasonably satisfactory to Contractor that Purchaser’s late payments will cease, which assurances shall take the form of a letter of credit, performance bond, or other credit support that is reasonably acceptable to Contractor.

(3)      Any court of competent jurisdiction shall enter an order, decree or judgment appointing a receiver of Purchaser or of the whole or any substantial part of Purchaser's assets or property or approving a petition filed against Purchaser for the giving of relief of any kind against enforcement of the rights of creditors, and any such order, decree or judgment is not vacated or set aside or stayed within [***] days of its entry; Purchaser shall commence, or there shall be commenced, any acts or proceedings seeking the voluntary or involuntary dissolution of Purchaser; Purchaser shall admit in writing its inability to pay its debts generally as they become due; Purchaser shall make a general assignment for the benefit of its creditors; Purchaser shall consent to the appointment of a receiver for itself or of the whole or any substantial part of its assets or property; Purchaser shall file a petition in bankruptcy; Purchaser shall file a petition or answer in any proceeding under any bankruptcy act or other act or under common law or in equity in any manner seeking relief from enforcement of creditors' rights; or, Purchaser shall be adjudged bankrupt in any proceeding.

(4)      Purchaser hereby appoints Contractor as its Attorney-in-Fact following the occurrence of any one or more of the events of default specified above to take all actions necessary or desirable to effect Contractor’s rights and remedies as described below.

(b)      Rights and Remedies.  Upon the occurrence of any event of default specified in paragraph (a) of this Article, Contractor may immediately exercise all of its rights and remedies as follows:

(1)      Completion and Sale of Vessel.  Contractor may terminate this Contract and thereafter Contractor shall be entitled to continue construction of any Vessel not previously delivered to Purchaser and to complete and sell such completed Vessel.

(i)      Pending such sale, Contractor shall be entitled to retain any initial and Milestone payments already paid.  Any such sale may be effected by Contractor, either by public auction or by private contract, on such terms and conditions as Contractor may see fit, but Contractor shall be bound in good faith to secure the best price obtainable under the circumstances.  In connection with any such sale, all liens and security interests of Purchaser in the Collateral (as defined in the TITLE, RISK OF LOSS, AND PROPERTY INTERESTS Article 27) shall automatically terminate and be of no further force and effect.  Purchaser hereby authorizes Contractor to file all documents necessary to evidence the release of its liens in the Collateral (and by its acceptance of any assignment of the security interest in the Collateral, any assignee of Purchaser agrees to such automatic release of liens and the filing of termination statements evidencing the same).

(ii)      In the event Contractor sells a Vessel, Contractor thereafter shall repay to Purchaser (if the amount below is positive), without Interest, an amount equal to (X) minus (Y), where:

(X) — all initial and progress payments already paid by Purchaser (plus the value of any other equipment or materials of Purchaser in accordance with paragraph (a) of Article 27) with respect to such Vessel(s) less

(Y) — the difference between the Contract Price (as adjusted under this Contract from time to time) at the time of such sale and the net price realized for the Vessel from the sale, after payment of all additional costs, charges and expenses incurred by Contractor resulting from default, including reasonable attorney's fees, incurred by Contractor in making such sale;

Provided however, (i) that if the amount determined by subtracting (Y) from (X) above is a negative number, Purchaser shall pay such amount to Contractor; and (ii) that in no event will Contractor repay to Purchaser more than the value of (X) as defined in this Article.

(iii)      In the event that Contractor elects to complete any Vessel, Contractor may negotiate the revival of this Contract with Purchaser at any time before the sale of the Vessel upon Purchaser’s providing evidence satisfactory to Contractor that the events causing Purchaser’s default have been remedied.

(2)      Abandonment of Construction.  Contractor may terminate this Contract and thereafter may abandon construction of any Vessel and sell such Vessel in its state of completion at the time of abandonment of construction.  Any such sale may be effected by Contractor, either by public auction or by private contract, on such terms and conditions as Contractor may see fit, but Contractor shall be bound in good faith to secure the best price obtainable under the circumstances.

(i)      Contractor shall notify Purchaser in writing of its election to abandon and sell and shall thereafter repay to Purchaser (if the amount below is positive), without Interest, an amount equal to (X) minus (Y), where:

(X) — all initial and progress payments already paid by Purchaser (plus the value of any other equipment or materials of Purchaser in accordance with paragraph (a) of Article 27) with respect to such Vessel(s) less

(Y) — the sum of:

(A) One hundred twelve percent of Contractor’s costs incurred in the Contract Work to the date of the abandonment of construction, plus

(B) such other costs, charges, expenses and damages as Contractor may have incurred as a result of the default of Purchaser, including reasonable attorney's fees, incurred by Contractor in making such termination and abandonment, minus

(C) the proceeds of any sale of the Vessel in its state of completion as of the time of abandonment of construction and the reasonable value of any part thereof that remains unsold.

Provided however, (i) that, if the amount determined by subtracting (Y) from (X) above is a negative number, Purchaser shall pay such amount to Contractor; and (ii) that in no event will Contractor repay to Purchaser more than the value of (X) as defined in this Article.

(ii)      In connection with any such abandonment and sale, all liens and security interests of Purchaser in the Collateral (as defined in Article 27) shall automatically terminate and be of no further force and effect and Purchaser hereby authorizes Contractor to file all documents necessary to evidence the release such liens in the Collateral (and by its acceptance of any assignment of the security interest in the Collateral, any assignee of Purchaser agrees to such automatic release of liens and the filing of termination statements evidencing the same).

(3)      Transfer of Purchaser’s Rights Under This Contract.  Contractor may amend, transfer and assign Purchaser’s right, title and interest in and to this Contract, including the right to receive Delivery of and transfer title to the Vessels upon their Delivery, to a third party that will perform and assume all of Purchaser’s obligations under this Contract as so amended, transferred or assigned, such amendment, transfer and assignment to be in accordance with provisions of this paragraph (b) (3) and otherwise in accordance with applicable law.

(i)      Purchaser hereby appoints Contractor as its Attorney-in-Fact to take all actions necessary or reasonably incidental thereto to effect the amendment, transfer and assignment of this Contract to Contractor or its designee(s) (any such amendment, assignment or transfer, an “Assignment”).

(ii)      Any Assignment entered into in accordance with this paragraph (b) (3) may only be effected following the consummation of an amendment, transfer or assignment process conducted in all respects in a commercially reasonable manner in accordance with applicable law, and upon consummation of any such Assignment and the payment of the proceeds referenced below to Purchaser, the transferee shall be entitled to all rights and benefits of this Contract and Purchaser shall not have any further interests or rights in and to this Contract as so amended by the Assignment.

(iii)      Contractor shall deliver written notice to Purchaser of its intent to pursue an assignment of this Contract in accordance with terms of this paragraph (b)(3) of this Article (the “Assignment Notice”).

(iv)      Contractor will immediately use those proceeds of the Assignment (which Contractor receives from time to time) that are allocable to the work in process for any undelivered Vessels to pay to Purchaser (if the amount is positive), without Interest, an amount equal to:

(X) — all initial and progress payments already paid by Purchaser for any undelivered Vessels (plus the value of any other equipment or materials of Purchaser in accordance with paragraph (a) of Article 27) less

(Y) — the sum of:

(A) such other costs, charges, expenses and damages as Contractor may have incurred as a result of the event of default, and

(B) the difference between the Contract Price for any undelivered Vessels as of the date of the event of default and the Contract Price for such undelivered Vessels set forth in such Assignment (as in effect on the initial date thereof);

provided however, (i) that if the amount referenced in (B) is less than zero, the value of (B) shall be assumed as zero; and (ii) that if the amount determined by subtracting (Y) from (X) above is a negative number, Purchaser shall pay such amount to Contractor;

and (iii) that in no event will Contractor repay to Purchaser more than the value of (X) as defined in this Article.

(iii)      Nothing contained in this paragraph (b)(3), shall prohibit Contractor at any time prior to any such Assignment from terminating this Contract and pursuing its remedies under paragraphs (b)(1) and (b)(2) of this Article.

(iv)      In connection with any Assignment, all liens and security interests of Purchaser in the Collateral (as defined in Article 27) shall automatically terminate and be of no further force and effect and Purchaser hereby authorizes Contractor to file all documents necessary to evidence the release of its liens in the Collateral (and by its acceptance of any assignment of the security interest in the Collateral, any assignee of Purchaser agrees to such automatic release of liens and the filing of termination statements evidencing the same).

(c)      Rights and Remedies Not Exclusive.  The rights conferred upon Contractor under the terms of this Article are several and shall not be exclusive of any other remedies in law or equity that might be otherwise available to Contractor upon the happening of the events of default specified in herein.  The failure of Contractor to exercise any of the rights conferred upon it hereunder with respect to any default of Purchaser shall not constitute a waiver of any rights of Contractor with respect to any other events of default of Purchaser hereunder.  If any such right is unenforceable, all other rights and remedies shall remain.

26                 DEFAULT OF CONTRACTOR AND PURCHASER’S REMEDIES

(a)      Events of Default.  Events of default of Contractor under this Contract shall be limited to the following:

(i) Any court of competent jurisdiction shall enter an order, decree or judgment appointing a receiver of Contractor or of the whole or any substantial part of Contractor’s assets or property or approving a petition filed against Contractor for the giving of relief of any kind against enforcement of the rights of creditors, and any such order, decree or judgment is not vacated or set aside or stayed within [***] days of its entry;

(ii) Contractor shall commence, or there shall be commenced, any acts or proceedings seeking the voluntary or involuntary dissolution of Contractor;

(iii) Contractor shall admit in writing its inability to pay its debts generally as they become due;

(iv) Contractor shall make a general assignment for the benefit of its creditors;

(v) Contractor shall consent to the appointment of a receiver for itself or of the whole or any substantial part of its assets or property;

(vi) Contractor shall file a petition in bankruptcy;

(vii) Contractor shall file a petition or answer in any proceeding under any bankruptcy act or other act or under common law or in equity in any manner seeking relief from enforcement of creditors’ rights;

(viii) Contractor shall be adjudged bankrupt in any proceeding;

(ix) Contractor’s failure to repair loss or damage to a Vessel or to make payments as required under LOSS OR DAMAGE OF VESSEL Article 23 and Contractor's failure to obtain insurance as required under CONTRACTOR'S INSURANCE Article 21; or Contractor’s breach of the obligation to resolve any Liens on the Contract Work or a Vessel as required under LIENS Article 28, where any such failure continues unremedied for a period of ninety (90) days after written notice from Purchaser to Contractor, or

(x) Guarantor shall in any manner reject its obligations under the guaranty agreement provided to Purchaser or assign the guaranty agreement without Purchaser’s prior written consent.

Contractor hereby appoints Purchaser as its Attorney-in-Fact following the occurrence of any one or more of the events of default specified above to take all actions necessary or desirable to effect Purchaser’s rights and remedies as described below.

(b)      Rights and Remedies.  In the event of the occurrence of any one or more of the events of default specified in paragraph (a) of this Article 26, upon payment of any unpaid costs by Purchaser up to the date of default, which is not contested by Contractor, or, which if contested, is resolved in Purchaser’s favor under DISPUTES Article 33, then Purchaser may, at its election, terminate this Contract on written notice to Contractor and exercise its rights below.

(1)      Completion of Vessel.  In the event of termination of this Contract, Purchaser may proceed, or have its designee proceed, to have the Contract Work on any Vessel completed and for such purpose, subject to the rights of other purchasers of other vessels to be constructed by Contractor and subject to the rights and obligations of Contractor with respect thereto, Purchaser may take possession and use and occupy so much of the Shipyard, plant equipment, tools, machinery, and appliances as may be needed for such purposes, without the payment of any rental or other charge therefore to Contractor, excepting, however, an equitable allocation of Contractor’s overhead costs. If Purchaser or its designee performs work at Contractor’s Shipyard, they agree to abide by all applicable safety, environmental and security rules and regulations.

(i)      Contractor hereby agrees to assure to Purchaser or its designee such use and occupancy of the said facilities and said other property of Contractor for such period of time as reasonably may be necessary for the completion of the Contract Work.

(ii)      Contractor shall:

(A) assign to Purchaser such subcontracts and orders for material, services and supplies, including without limitation (to the extent Contractor is legally able to), all ownership and/or licensee rights in any software, drawings and technology, whether in hard copy or electronic format, as are identified to the Contract Work and to be used in the performance of said Contract Work as Purchaser may direct; and

(B) pay to Purchaser the amount by which the total cost to Purchaser of completing said Contract Work (including all amounts paid to Contractor hereunder) exceeds the total Contract Price provided in this Contract, as adjusted hereunder, provided, however, that in computing the amount, if any, to be paid by Contractor to Purchaser, appropriate adjustment shall be made for changes to the Contract Work subsequent to the termination of the Contract.

(2)      Sale of Incomplete Vessel.  In the event of termination of this Contract, and if Purchaser shall elect not to complete any Vessel or Vessels, Purchaser, at any time within [***] days from the date of termination hereunder, may sell any partially completed Vessel or Vessels, work-in-process, material, articles of machinery, outfit and equipment and supplies, together with the Specifications and Design Products (to the extent Contractor is legally able to). Purchaser shall be bound in good faith to secure the best price obtainable under the circumstances.

(i)      Any purchaser at any such sale shall be given reasonable time, not less than 60 days from the date of sale, within which to remove from the Shipyard any Vessel, work-in-process, material, articles of machinery, outfit, equipment and supplies purchased.

(ii)      The proceeds of the sale shall be applied:

First, to payment of all reasonable costs and expenses, including reasonable attorney's fees, incurred by Purchaser or its assigns in making such sale;

Second, to reimbursement of Purchaser for payments theretofore made by Purchaser to Contractor on account of the Vessel sold; and,

Third, to payment of any damages, demands or deficiencies arising by reason of default of Contractor.  The remaining proceeds, if any, shall belong to Purchaser.

In the event the proceeds of the sale shall not be sufficient to pay the first, second and third items, as above set forth, the difference shall be paid to Purchaser by Contractor.

(3)      Right to Remove:  In the event Purchaser shall elect to terminate this Contract, at Purchaser's option Purchaser may elect in writing within [***] days after the termination of this Contract to remove the work in process from the Shipyard.  The preparation for such removal will be performed at Contractor's cost and expense.  The cost for the actual removal will be at Purchaser’s expense.  Contractor shall assign to Purchaser all existing subcontracts and purchase orders required to complete the Vessel for which the work in process is being removed as Purchaser may direct.

(4)      Refund.  In the event any one or more of the events of default specified in paragraph (a) of this Article 26 occurs prior to start of construction of the first

Vessel, Purchaser may elect to obtain a refund.  If Purchaser elects to obtain a refund, Contractor shall promptly refund to Purchaser the full amount of all sums paid by Purchaser to Contractor on account of the Vessel. Upon such refund by Contractor to Purchaser, all obligations duties and liabilities of each of the parties hereto to the other under this Contract shall be forthwith completely discharged.  Provided that if Contractor proceeds to dispute resolution under the provisions of DISPUTES Article 33 hereof, the amount to be refunded shall be determined as provided in Article 33. For the avoidance of doubt, if Purchaser elects to receive a refund, Contractor may enter into a contract for the construction of the Vessels with another party.

(c)      Rights and Remedies Not Exclusive.  The rights conferred upon Purchaser under the terms of this Article are several and shall not be exclusive of any other remedies in law or equity that might be otherwise available to Purchaser upon the happening of the events of default specified in herein.  The failure of Purchaser to exercise any of the rights conferred upon it hereunder with respect to any default of Contractor shall not constitute a waiver of any rights of Purchaser with respect to any other events of default of Contractor hereunder.  If any such right is unenforceable, all other rights and remedies shall remain.

27                 TITLE, RISK OF LOSS, AND PROPERTY INTERESTS

(a)      Title.  Title to each Vessel, and to the material and equipment to be incorporated into each Vessel (except material furnished by Purchaser), shall remain with Contractor until Delivery of each Vessel.

(b)      Security Interests. To secure all Contractor’s obligations to Purchaser under this Contract, Contractor hereby grants to Purchaser a first priority lien on and security interest in each Vessel, and to all the Contract Work, and all material, inventory and equipment to be installed in or placed on board a Vessel, for use in the performance of the Contract Work whether at the Shipyard or located elsewhere and the Specifications, Vessel Drawings and Design Products.

(c)      Scrap and Surplus Material.  Title to all scrap and to any material and equipment that is surplus to the requirements of this Contract (except material and equipment furnished by Purchaser) shall remain with Contractor.

(d)      Loss.  Except as may otherwise be provided in this Contract, the risk of loss or damage to each of the Vessels and to all material and equipment located at the Shipyard and elsewhere, but excluding Purchaser furnished materials not yet delivered to Contractor, and shall remain with Contractor until Delivery of each Vessel.

28                  LIENS

(a)      Contractor’s Responsibility to Resolve.  At the time Contractor requests any payment under the provisions of this Contract, Contractor shall furnish to Purchaser a certificate in the form of Exhibit E executed by Contractor certifying freedom of Liens of the Vessel and any property aboard any Vessel or any Contract Work or any material at the Shipyard or elsewhere (including material furnished by Purchaser) related to the performance of the Contract Work (provided such property and material are intended to be incorporated into a Vessel but regardless of whether such property or material have yet to be incorporated in a Vessel) , excepting, however, those in favor of Purchaser arising out of its security interest or title created herein, or a claimant, other than Contractor and Contractor’s subcontractors, arising out of acts or omissions of Purchaser.  Contractor shall grant no Liens of any kind in any Vessel or any property or material incorporated or intended to be incorporated in any Vessel, or any Contractor Work and Contractor shall take all actions required to the end that no Liens, of any kind arising out of the Contract Work, or on account of any claim against Contractor or against any subcontractor of Contractor performing work or furnishing material under this Contract, or arising out of any agreement to which Contractor or Guarantor is a party, shall be perfected against or upon any of the Vessels any portions thereof or any of said property, material or Contract Work at any time from and after the Effective Date.  If a Lien of any kind is perfected against, or if there is any attachment upon, a Vessel or any of said property, material or Contract Work, Contractor shall promptly notify Purchaser thereof.

(1)      If such Lien does not arise out of acts or omissions of Purchaser, Contractor shall, not later than [***] days after the Lien is created, secure the discharge or release of such Lien provided, however, that Contractor may contest such Lien or the claim upon which it is based, and shall within the time herein provided secure the discharge or release of such Lien by court order, and, if required, shall file such bond or security as the court shall require.

(2)      If release or discharge is not available under the law, Contractor shall immediately take such steps as shall prevent such claimed Lien from delaying the Contract Work and shall indemnify and save harmless Purchaser from all costs, charges, and damages by reason of such claimed Lien or claims or in any way attributable thereto.

(b)      Purchaser’s Right to Resolve.  Notwithstanding the provisions of paragraph (a) of this Article, except with respect to matters being or proposed to be contested promptly in good faith by Contractor, Purchaser may secure the discharge or release of such Lien in which event Contractor shall reimburse Purchaser for its costs of securing such discharge or release (which cost shall include any reasonable expenses, including reasonable attorney’s fees, incurred in connection therewith) by deducting such sum from any payments due or to become due Contractor under this Contract.  In the event such cost is in excess of the amount of any such reimbursement by deductions, Contractor shall pay the amount of such excess to Purchaser upon demand.

(c)      Purchaser’s Right to Withhold Payment.  Notwithstanding the provisions of paragraph (a) of this Article, Purchaser, without securing the discharge or release of such Lien as provided in paragraph (b) of this Article, may nevertheless withhold from any payments due or to become due Contractor, unless and until such claimed Lien is released or discharged by Contractor, a sum equal to the amount reasonably determined by Purchaser to be required to secure the release or discharge of such Lien which amount may include the reasonably estimated amount of all expenses, including reasonable attorney’s fees, which might be incurred therewith.

29                  TAXES AND DUTIES

(a)      Taxes and Duties Included in Contract Price.  Except as excluded by paragraphs (b) and (c) of this Article, the Contract Price includes, and Contractor shall pay when due, all United States, state, county, city and all other taxes, assessments and duties of every kind lawfully assessed or levied against or with respect to each Vessel and any material, supplies, or equipment used in the performance of this Contract in connection with such Vessel (excepting, however, material, supplies and equipment furnished to Contractor by Purchaser) to the extent such taxes, assessments and duties are assessed or levied (i) prior to Delivery; or (ii) with respect to any period preceding or ending with Delivery.  Contractor shall indemnify, defend, and hold Purchaser harmless from liability from the aforesaid United States, state, county, city and all other taxes, assessments and duties with respect to each Vessel and any materials, supplies, or equipment used in performance of this Contract.

(b)      Sales, Use and Excise Taxes Excluded.  The Contract Price expressly excludes all sales, use or other excise taxes payable by reason of transfer of such Vessel to Purchaser or by reason of Purchaser's use thereof, and Purchaser shall indemnify and hold Contractor harmless from liability for any such sales, use or other excise taxes.  To the extent that there is a dispute with a taxing authority over the amount of sales, use or other excise taxes payable by reason of the transfer of such Vessel to Purchaser or by reason of Purchaser’s use thereof, Purchaser shall pay for and control the resolution of such dispute (including cases in which Contractor is a Party to such dispute).

(c)      New Taxes and Duties Excluded.  The Contract Price expressly excludes all United States, state, county, city and all other taxes, assessments and duties with respect to each Vessel and any materials, supplies, or equipment used in the performance of this Contract that were not in effect on the Effective Date ("New Taxes and Duties").  To the extent New Taxes and Duties are imposed upon and paid by Contractor, Purchaser and Contractor shall execute a Contract Change in accordance with the CHANGES Article 6 to compensate Contractor for the cost of such New Taxes and Duties.  New Taxes and Duties shall not include a change in the amount or rate of a tax or duty in effect on the Effective Date, but shall include a change in law or change in interpretation of an existing tax or duty becoming applicable to any Vessel or to any materials, supplies or equipment used in the performance of this Contract.

30                  INTELLECTUAL PROPERTY INFRINGEMENT

Contractor shall be responsible for any and all claims against Purchaser or against any Vessel for infringement of patents, patent rights, copyrights, trademarks and trade secrets in the design, construction, use, or sale of any Vessel as constructed by Contractor (excepting claims arising out of equipment or machinery supplied to Contractor by Purchaser or the use or sale thereof), and Contractor shall defend, save harmless and indemnify Purchaser and the Vessel against all such claims and against all reasonable costs, expenses, charges and damages which Purchaser or any Vessel may be obligated to pay by reason thereof, including expenses of litigation, if any, provided that the foregoing shall not apply to inventions covered by applications for United States Letter Patent which, during the performance of this Contract, are being maintained in secrecy, under the provisions of 35 U.S.C., Sections 181-188, and which are not known lawfully by Contractor, nor shall Contractor be obligated to indemnify Purchaser for any infringement of United States Letters Patent or other intellectual property rights resulting from compliance by Contractor with specific written instructions of Purchaser given subsequent to the Effective Date relating to patent matters, or to indemnify Purchaser for an infringement of United States Letters Patent or other intellectual property rights resulting from the use or disposition of material, equipment or other items furnished to Contractor by Purchaser, provided that, upon any such claim being made against Purchaser or a Vessel or any notice thereof, Contractor shall be notified promptly in writing of such claim and also of any suit brought in connection therewith and shall be given an opportunity to defend the same; and provided, further, that so long as Contractor has confirmed in writing its indemnification obligation hereunder and is defending such claim actively and diligently, no payment on account of any such claim shall be made by Purchaser unless made with the consent of Contractor or pursuant to the decree of a proper court or tribunal.  If an intellectual property infringement claim is initiated, or, in Contractor’s reasonable opinion, is likely to be initiated, then Contractor shall, at its sole option and expense: (1) modify or replace the infringing part of such Vessel so that it is no longer infringing, provided that the functionality of the foregoing does not change in any material adverse respect, and reimburse Purchaser for any out-of-pocket expenses reasonably incurred by Purchaser in connection with such modification or replacement; (2) procure for Purchaser the right to continue using the infringing part of a Vessel; or (3) with Purchaser’s prior written consent, which shall not be unreasonably withheld, if using commercially reasonable efforts, Contractor can neither acquire the right to continue using nor replace or modify the infringing part of a Vessel in accordance with this Article, then remove the infringing part of a Vessel and refund to Purchaser the amount paid by Purchaser for the infringing portion removed from a Vessel.  The foregoing intellectual property infringement indemnification obligation shall not apply when: (i) the infringement is a direct result of a modification made to a Vessel and the modification was not authorized in writing by Contractor where “but for” the modification the patent infringement claim would not occur or would not have occurred; or (ii) the infringement resulted from Contractor complying with a specific instruction of Purchaser; or (iii) the patent infringement claim resulted from the use or disposition of material, equipment or other items furnished to Contractor by Purchaser.

31                  ASSIGNMENT

(a)      Purchaser Assignment.  Purchaser may assign this Contract in whole or in part to another individual or company at any time prior to Delivery of any Vessel only with the prior written consent of Contractor, which consent will not be unreasonably withheld.  It shall not be unreasonable for Contractor to withhold consent for reasons of financial insecurity of any proposed assignee unless Purchaser remains primarily liable for all of Purchaser’s obligations under this Contract.  Purchaser will not assign the management of the construction or supervising aspect of this Contract to another entity without having obtained the prior written consent of Contractor, which consent will not be unreasonably withheld.  Contractor consents to Purchaser granting a Permitted Financing Assignment in this Contract and Purchaser’s rights in the Vessel and materials in connection with the financing of the Vessel.  A “Permitted Financing Assignment” shall mean any granting of any security interest or lien, or any other assignment (including without limitation any assignment in connection with the exercise of remedies by any Lender Party) by Purchaser of (a) this Contract and Purchaser’s rights hereunder, and/or (b) Purchaser’s rights to and with respect to the Vessel and the work in process with respect to the Vessel, in each case to or for the benefit of MARAD as defined in Article XIX or any lender providing construction or post-delivery period financing to Purchaser or any affiliate of Purchaser or any other financing or refinancing to Purchaser or any affiliate of Purchaser relating to or secured directly or indirectly by this Contract, the Vessel and/or any work in process (any such lender, a “Lender Party”), or any designee of any such Lender Party; provided that no such assignment shall diminish Purchaser’s obligations to perform under this Contract.  The term “Lender Party” shall include MARAD.  In connection with any such Permitted Financing Assignment, Contractor agrees to execute a consent and agreement on commercially reasonable terms and conditions.

(b)      Change in Control. Should 50% or more of the current ownership composition of Purchaser or Contractor, change either directly, or indirectly, by merger, operation of law, sale of a majority of its stock, assets, and/or shares, (whether publicly traded or not), transferred, exchanged, and/or subjected to a conveyance, in whole or in part, then a “change of control” shall be deemed to have occurred.  A change of control for purposes of this Contract shall constitute an assignment of a party’s interest under paragraph (a) or (c) requiring the consent of the other party, which consent shall not be unreasonably withheld.  Such consent shall be required even if the entity to which the Party is being transferred has been corporately affiliated with it at the time this Contract was executed.

(c)      Contractor Assignment.  Contractor may assign this Contract in whole or in part to another individual or company only with the prior written consent of Purchaser, which consent shall not be unreasonably withheld.

(d)      Obligations of Both Parties.  Should either Party determine that it desires to assign this Contract in whole or in part, it shall provide written notice to the other Party in accordance with the AUTHORIZED PERSONS, NOTICES AND COMMUNICATIONS Article 42.  The other Party shall respond to such notice within 60 days of receipt with its written consent or set forth its objections to the assignment.  As to any assignment by either Party hereto, however, the Party making the assignment shall, after assignment, remain secondarily liable for performance under this Contract. An assignee, if duly accepted, shall assume all of the rights, duties and obligations of the assigning party.

32                  COMPLIANCE WITH LAWS AND REGULATIONS

(a)      Governing Law.  This Contract shall be governed by the Federal laws of the United States of America and the state laws of California, excluding conflict of law rules that dictate the application of laws in other jurisdictions.

(b)      Compliance with Laws.  Purchaser and Contractor shall comply with all Laws affecting the Contract Work, shipyards, plants, and vessels in or on navigable waters and the shores thereof, and all other waters subject to the control of the United States.  For the purpose of this paragraph, "Laws" mean any statute, ordinance, rule, decree, requirement or regulation of any governmental authority or agency, whether national, state, municipal, local or other government subdivision in any way affecting Contract Work.

(c)      Permits.  Contractor shall procure at its own expense such permits from the United States, state and local authorities as may be necessary for performance of the Contract Work.

33                  DISPUTES

Except as otherwise provided in this Contract, any and all differences and disputes of whatsoever nature arising out of the Contract which cannot be settled by the parties themselves (“Dispute” or "Disputes") shall be subject to the following:

(a)      Informal Dispute Resolution. The Parties agree to utilize informal dispute resolution processes including but not limited to good faith efforts by both management teams to resolve disputes prior to arbitration or litigation.

(b)      Arbitration.  Subject to the requirement that the Parties shall have tried the informal dispute resolution process in paragraph (a) and have failed to reach a resolution within a reasonable period, and subject to the paragraphs below, Disputes shall be settled by arbitration.  Any such arbitration shall be conducted by three arbitrators (“Arbitrators”) in accordance with the procedures set forth by the American Arbitration Association, except as otherwise provided by this Article.  Hearings during arbitration shall be held in Los Angeles County, California.  The party desiring such arbitration shall serve upon the other party written notice of its desire, specifying the question or questions to be arbitrated.  The other party may, within 15 days after receipt of said notice, specify any additional questions to be arbitrated. One of the three Arbitrators will be selected by Contractor, one by Purchaser and the third will be mutually agreed to by the Parties.  In the event that the parties cannot agree on one neutral arbitrator within 30 days from the original notice, or within 15 days after the position of Arbitrator shall become vacant, the parties agree that the neutral Arbitrator shall be promptly selected by the President of the Maritime Law Association of the United States, or by the person performing the duties of the President if the President is absent or otherwise unable to perform the duties of the President, upon written request by the party desiring arbitration.  No person designated as Arbitrator under this Contract shall have had or shall then have any expectation of acquiring any business or financial relationship with either of the parties hereto, except such relationship as may be acquired solely by reason of being designated as Arbitrator.  For all matters submitted to arbitration during the term of this Contract, the Arbitrators shall be directed to undertake proceedings on an expedited basis so that a prompt decision of the question or questions can be announced by the Arbitrators to the parties.  Upon the selection of the Arbitrators, each of the parties shall be entitled to commence reasonable discovery through exchange of documents, requests for admissions or depositions, subject to the sole discretion of the Arbitrators, provided, however, that the Arbitrators shall limit depositions, if any, to those deemed essential to the fair and reasonable resolution of the dispute.  The decision of the Arbitrators shall be final, conclusive, and binding upon the parties.  Notwithstanding any other provision of this Contract to the contrary, either Party may appeal the Arbitrators’ decision on the grounds that it is based upon (i) an error of law that is material and prejudicial, or (ii) determinations of fact that are clearly erroneous.  An appellant or cross-appellant may be assessed costs and attorneys’ fees if not determined to be the prevailing party.  The fee and expenses of the Arbitrators shall be borne equally by the parties.  The Arbitrators shall determine and shall include in any award Interest (as defined in the PAYMENTS Article 4) on any amounts determined payable by either party under the Contract from the date of overpayment or underpayment.  The Arbitrators shall not be entitled to award indirect, special, incidental, consequential, or punitive damages to either party.  The decision of the Arbitrator may be entered and enforced in any court having jurisdiction thereof.

(c)      Litigation.  Anything in subparagraph (a) and (b) above notwithstanding, any Dispute for claims totaling in excess of $2,000,000, excluding interest, attorney fees, expert fees and other costs, may be litigated in the United States District Court for the Central District of California and the parties hereby consent to such exclusive jurisdiction and venue for any such Disputes.  In addition, regardless of the size or nature of the dispute, the parties may seek injunctive relief at any time.

(d)      Costs.  Each party shall bear its own fees, costs and expenses in connection with Dispute resolution.

34                  ESCROW

(a)      Establishment of Account.  For purposes of establishing an escrow account for the deposit of amounts as specified elsewhere in this Contract, the Parties shall jointly select a bank to designate as the escrow holder (“Escrow Holder”) and shall execute escrow instructions (“Escrow Instructions”) with such additional provisions as may be required by the Escrow Holder and as may be acceptable to Purchaser and Contractor. One executed copy of the Escrow Instructions shall be provided to the Escrow Holder, which shall constitute the Escrow Instructions of the Parties, said Escrow Instructions and appointment of said Escrow Holder to be irrevocable except upon mutual agreement of the Parties to this Contract.

(b)      Payments Into and From Escrow.  The amounts required to be paid into Escrow for various reasons and purposes pursuant to other Articles of this Contract shall be paid to the Escrow Holder.  The Escrow Holder shall pay out of Escrow to the Parties, in the amounts, at the times, and in the manner as provided in the Escrow Instructions.

35                  CERTIFICATES OF FINANCIAL RESPONSIBILITY

(a)      Contractor COFR.  Contractor shall obtain Certificates of Financial Responsibility (“COFRs”) as required by United States and California law for coverage of each Vessel from time of launch until Delivery of the Vessel to Purchaser.

(b)      Purchaser COFR.  Purchaser shall obtain COFRs as required by United States and California law for coverage of each Vessel from time of Delivery of the Vessel to Purchaser until the Vessel leaves Contractor’s Facilities after Delivery.

36                  PURCHASER USE OF CONTRACTOR FACILITIES

 (a)      Contractor Facilities.  The term “Contractor Facilities,” for the purposes of this Article, shall include the Shipyard, piers, adjacent waters, warehouses and offices associated with the design, construction and testing of the Vessels.  The term also includes any of Contractor’s vehicles used to move material or personnel between any of those locations.

(b)      Contractor Support Facilities.  Contractor shall furnish beginning at start of construction, without additional charge, all reasonable facilities including parking reasonably close to the office location, suitably furnished offices (to be at least equivalent to the offices of Contractor's employees of comparable responsibility) [***] (“Purchaser’s Representatives”) who shall be entitled to attend inspections of the Contract Work under INSPECTION Article 14 and four engineers (“Purchaser’s Engineers”) for the purpose of satisfying Purchaser’s obligations under its labor agreements. Purchaser may designate some number of Purchasers Representatives as Purchasers Authorized Representatives, as described in INSPECTION Article 14, but in any case the total number of these Representatives will not exceed three.  In addition, Purchaser’s Engineers may attend inspections, provided however, that any Deficiencies identified pursuant to INSPECTION Article 14 must be reviewed and approved by a Purchaser’s Authorized Representative. Services provided to the facilities shall include lighting, heat and air-conditioning as required by climatic conditions, cleaning services, telephones, desks, drawing tables, and filing cabinets, necessary for the safe and convenient administration of Purchaser’s activities under this Contract and tests that may be required to be witnessed by Purchaser’s Representatives and/or Regulatory Bodies and more particularly as follows:

[***]

(1)      Purchaser shall provide its own computers and may utilize Contractor's purchasing support capabilities to acquire such equipment on a cost-reimbursable basis, including appropriate Contractor burden and direct labor costs associated with procuring and receiving the material.

(2)  Contractor shall provide telephone connections through the Contractor’s internal telephone system for use by Purchaser’s Representatives and Purchaser’s Engineers.  Purchaser shall reimburse Contractor for all toll and long distance charges on Contractor’s telephone lines assigned to Purchaser.

(3)      Purchaser shall remove any of its files, property or property of its Purchaser’s Representatives and Purchaser’s Engineers from Contractor-provided facilities no later than 30 days after Delivery of the last Vessel delivered under this Contract to Purchaser.

(c)      Export Compliance.  Contractor has programs in place to ensure compliance with the export laws and regulations that govern the activities of Contractor at any Contractor Facility.

(1)      Purchaser and Contractor shall comply with the Export Administration Act (50 U.S. Code Appendix 2401), the Export Administration Regulations (15 CFR Parts 730 to 774) (“EAR”), and the regulations issued by the Office of Foreign Assets Control (31 CFR Chapter V).  Since Contractor is the manufacturer of “defense articles,” Contractor also complies with the Arms Export Control Act (22 U.S. Code 2571) and with the International Traffic in Arms Regulations (22 CFR Parts 120 to 130) (“ITAR”), as may be applicable to the export and import activities related to this Contract.  Purchaser and Purchaser’s Representatives and Purchaser’s Engineers that are at Contractor’s facilities shall comply with the ITAR to the extent applicable.

(2)      Purchaser shall provide Contractor with the name and each country of citizenship of each employee of Purchaser, each Purchaser’s Representative, each Purchaser’s Engineers and each of Purchaser’s sub-tier suppliers’ employees that Purchaser desires participate in the performance of this Contract at Contractor’s facilities or on board any Vessel constructed under this Contract while such Vessel is at, departing from, or returning to, Contractor’s facilities.  Purchaser shall obtain any required export authorization or license that may be required for any employee, representative, or supplier’s employee who is not a United States person, as defined by the ITAR and/or the EAR.  Purchaser and Contractor shall cooperate fully with each other with respect to any application made for any export authorization.

(d)      Purchaser's Representatives and Engineers to Comply with Shipyard Regulations.  Purchaser's Representatives and Purchaser’s Engineers, while at Contractor’s Facilities, shall comply with Contractor's security and safety regulations, as provided below:

(1)      Insurance Provisions.  Purchaser shall provide insurance for any activities at Contractor’s Facilities in accordance with PURCHASER’S INSURANCE Article 22.

(2)      Security, Safety, and Environmental.  Purchaser shall comply with Contractor’s standard security, safety, and environmental policies and procedures and also shall comply with all applicable federal, state, and local safety and environmental laws and regulations.  Purchaser and Purchaser’s Representatives and Purchaser’s Engineers shall not operate motor vehicles in the Shipyard.

(3)      Use of Contractor's Equipment.  Purchaser shall not use, or permit any other person to use, any of Contractor's equipment, tools, devices, apparatus or property.

(4)      Medical Treatment.  Contractor shall have no obligation to furnish medical treatment to Purchaser's Representatives, Purchaser’s Engineers or Vessel officers while such representatives may be in the Shipyard.  In the event Contractor furnishes medical treatment to any such Purchaser's Representatives, Purchaser’s Engineers  or Vessel officers , Purchaser shall defend, indemnify and hold harmless Contractor, its affiliated companies, and the directors, officers and employees of each of them, from and against any and all claims, demands or causes of action, by Purchaser's Representatives, Purchaser’s Engineers or Vessel officer or their representatives, heirs or assigns for costs or damages (including without limitation punitive damages and reasonable attorney fees) arising out of or in connection with medical treatment furnished by Contractor, and excluding only claims based on Contractor's sole negligence or willful misconduct.

(5)      Denial of Access.  Contractor reserves the right to eject from or deny admission to the Shipyard and access to Vessels to any person or entity that fails to comply with the provisions of this Article or Contractor’s rules, policies, procedures or practices.

37                 COMPUTATION OF TIME

(a)      Time is of the essence with respect to Contractor’s construction of the Vessel(s) and Purchaser’s making payments to Contractor.

(b)      Except where specifically identified otherwise, the word "day" in this Contract shall mean calendar day.  All periods of time shall be computed by including Saturdays, Sundays, and U.S. holidays, except that if such period terminates on a Saturday, Sunday, or U.S. holiday, it shall be deemed extended to the California business day next succeeding.

(c)      The terms “Contractor’s working days” or “business days” in this Contract shall mean Monday through Friday of each week except for those days that Contractor identifies as a “holiday” for its represented employees.  Days designated as “optional work days” or “voluntary work days” shall be included in determining the number of working days.

38                  PRESS RELEASES

(a)      All Other Releases.  Either Party may prepare a press release or other statement announcing an event that occurs during the performance of this Contract (e.g., Delivery of a Vessel).  Neither Party shall publish such press releases or other statements without the prior written concurrence of the other Party, which concurrence shall not be unreasonably withheld.

(1)      Releases citing Subcontractors or Suppliers.  Contractor shall be responsible for obtaining approval of its subcontractors and suppliers as may be necessary for the naming of that subcontractor or supplier in any press releases that either Purchaser or Contractor may prepare.  Purchaser shall be responsible for obtaining approval of any supplier, design agent, or other support that it has retained, as may be necessary for the naming of that subcontractor or supplier in any press releases that either Purchaser or Contractor may prepare.

39                 CONFIDENTIALITY

(a)      Contractor.  Contractor shall hold in confidence and not disclose to others or use, except as required for the proper performance of Contract Work, business or technical information of Purchaser labeled as “proprietary” or “trade secret” or otherwise to indicate its proprietary or trade secret nature. Contractor shall similarly obligate in writing its subcontractors, suppliers, and any third Party receiving disclosure of Purchaser’s proprietary or trade secret information hereunder, unless otherwise approved by Purchaser.

(b)      Purchaser.  Purchaser shall hold in confidence and not disclose to others or use, except as required for the proper performance of Contract Work and for the operation, maintenance, repair, conversion and documentation or governmental approval of the Vessels, the Vessel Drawings and business or technical information of Contractor or DSEC labeled as “proprietary” or “trade secret” or otherwise to indicate its proprietary or trade secret nature.  Purchaser shall similarly obligate in writing any third Party receiving disclosure of Contractor’s or DSEC’s proprietary or trade secret information hereunder naming Contractor and DSEC as third party beneficiaries, unless otherwise approved by Contractor or DSEC, as applicable.  Purchaser may use and disclose the Vessel Design only as provided by the DESIGN RIGHTS Article 10.

(c)      Exclusions.  The obligations of paragraphs (a) and (b) of this Article shall not apply to business or technical information in the public domain or information which Purchaser or Contractor owns or acquires lawfully from others and which may be freely disclosed without breach of any obligation of confidence. Contractor agrees that should Purchaser be under a legal or regulatory obligation to disclose the Contract, including without limitation disclosures required under federal securities laws or the listing rules of the New York Stock Exchange, Purchaser may make such disclosure provided that (A) the proposed disclosure is submitted to Contractor prior to disclosure and (B) Purchaser gives due consideration to Contractor’s comments with respect to such disclosure, including any request for Purchaser to redact specific confidential, business, or proprietary data or information in the disclosure.

40                  INDEPENDENT CONTRACTOR

(a)      Contractor as Independent Contractor.  In performing Contract Work and other obligations under this Contract, Contractor shall be an independent contractor and not the agent or employee of Purchaser and/or its related companies.  The relationship of employer and employee shall not exist between Purchaser and Contractor or any of Contractor’s employees or subcontractors’, vendors’, or suppliers’ employees.  Contract Work shall be performed under the supervision and control of Contractor.  Purchaser shall have no authority to supervise Contractor’s employees, representatives, subcontractors, vendors or suppliers.

(b)      Authority Limited.  Neither Contractor nor Purchaser shall have any authority to make statements, representations, or commitments of any kind or take any other action binding on the other Party, except as specifically provided in this Contract.

(c)      No Partnership or Joint Operation.  It is expressly agreed that it is not the purpose or intention of this Contract, nor shall the same be construed as creating, any partnership or joint operation between Purchaser and Contractor.

(d)      No Benefits.  Contractor acknowledges and agrees that, with respect to any Contract Work performed under this Contract, neither Contractor nor its employees, nor any of its subcontractors’, vendors’, or suppliers’ employees, is eligible to participate in and will not receive any benefits from any employee benefit plan sponsored by Purchaser and/or its related companies.

41                  SURVIVING OBLIGATIONS

The following Articles of this Contract shall, as applicable, survive any termination of this Contract, completion of Contract Work, Delivery of Vessels, or Purchaser's making full payment of the Contract Price, anything in this Contract to the contrary notwithstanding:

DAMAGES AND INCENTIVES FOR DELIVERY Article 9,

DESIGN RIGHTS Article 10,

GUARANTY AND LIMITATION OF CONTRACTOR'S LIABILITY Article 19,

CONTRACTOR’S INSURANCE Article 21

INDEMNIFICATION Article 24,

DEFAULT OF CONTRACTOR AND PURCHASER’S REMEDIES Article 26,

LIENS Article 28,

TAXES AND DUTIES Article 29,

INTELLECTUAL PROPERTY INFRINGEMENT Article 30

COMPLIANCE WITH LAWS AND REGULATIONS Article 32,

DISPUTES Article 33,

PRESS RELEASES Article 38,

CONFIDENTIALITY Article 39,

INTERPRETATION Article 44, and

CONDITIONS Article 45

42                  NOTICES AND COMMUNICATIONS

(a)      Notices.  Notices and other communications required by this Contract to be in writing shall be deemed to have been duly and legally given when served personally; delivered by courier service (with confirmation of delivery); deposited in the U.S. Mail, postage prepaid, return receipt requested (with receipt received); or, successfully transmitted by facsimile or e-mail (with confirmation of completed transmission received), addressed as follows:

To Purchaser:

Matson Navigation Company, Inc.

Attention: Vice President, Vessel Operations & Engineering

Address: 555 12th Street, Oakland, CA 94607

Telephone:    (510) 628-4283

Fax:               (510) 628-7344

E-mail:           jsullivan@matson.com

To Contractor:

National Steel and Shipbuilding Company

Attention: Charles I. Zigelman

Director, Contracts and Estimating

2798 East Harbor Drive

San Diego, California  92113

Telephone:      (619) 544-7608

Fax:                 (619) 544-8880

E-Mail:             czigelma@nassco.com

or to such Party at such other address or addresses as either Party may later specify in writing to the other Party.

(b)      Technical Engineering Communications.  All technical engineering communications originated by Contractor, including submissions pursuant to the SUBMISSION OF DESIGN PRODUCTS Article 12, shall be transmitted by authorized Contractor personnel to designated personnel of Purchaser.  All technical engineering communications originated by Purchaser shall be transmitted by authorized personnel of Purchaser to designated personnel of Contractor.

(1)      The personnel authorized to transmit and receive such communications shall be designated in writing by each Party to the other pursuant to paragraph (a) of this Article.

(2)      Technical communications shall be used for such purposes as clarification or interpretation of a requirement of the Specifications, providing design information as required by the SUBMISSION OF DESIGN PRODUCTS Article 12, or discussion of an alleged Deficiency pursuant to the INSPECTION Article 14.  Such technical communications between the Parties, however, shall not be deemed to change or modify the terms of this Contract, including the Specifications.

43                 RESERVED

44                 INTERPRETATION

(a)      Entire Agreement.  This Contract, together with its Exhibits and other documents incorporated herein, including the Specifications, sets forth the entire agreement and understanding of Purchaser and Contractor relating to the subject matter contained herein and supersedes all prior discussions and agreements between

Purchaser and Contractor.  This Contract may be modified or amended only in writing and signed by both Parties in accordance with the CHANGES Article 6.

(b)      Benefit of Parties.  This Contract shall be binding upon the Parties hereto and shall inure to the benefit of and be enforceable by the Parties hereto and their respective successors and assigns.

(c)      Interpretation.  If any one or more of the provisions of this Contract is found to be invalid, the remaining provisions shall not be affected, and this Contract shall be interpreted as if not containing such invalid provisions.  This Contract shall be interpreted without regard to which Party is deemed to have drafted the Contract.  Article and paragraph headings are for administrative convenience only and shall not be used to interpret this Contract.

(d)      Corrections.  The Parties agree to work together in good faith to correct any Contract language or provisions of the Contract that are discovered to be erroneous or inaccurate.  Such changes to Contract language or provisions shall promptly be made in accordance with CHANGES Article 6.

45                 CONDITIONS

(a)      Parent Company Guarantees.  The agreements set forth in this Contract are subject to the following actions:

(1)      No later than [***] days after the Effective Date, Purchaser shall cause its parent company to execute a guaranty agreement in favor of Contractor, in form and substance as shown in Exhibit C, to guarantee the performance of Purchaser’s obligations under this Contract.

(2)      No later than [***] days after the Effective Date, Contractor shall cause its parent company to execute a guaranty agreement in favor of Purchaser, in form and substance as shown in Exhibit C, to guarantee the performance of Contractor’s obligations under this Contract.

(b)      Failure of Purchaser or Contractor to Meet Conditions.   If any of the conditions referred to in subparagraph (a) of this Article have not been satisfied within 15 days of the Effective Date (and Purchaser and Contractor agree to exercise best efforts to arrange for the satisfaction of said conditions), then the Contract shall be immediately terminated and neither Party shall have any liability to the other for such termination except that if Contractor failed to meet the Conditions then Contractor shall promptly refund to Purchaser all amounts that have been paid to Contractor under this Contract. If Purchaser failed to meet the Conditions, then Contractor will retain all amounts paid by Purchaser.

(c)      Cooperation Regarding Financing and Related Matters.

Purchaser may seek financing under the Title XI program administered by the United States Department of Transportation, acting by and through the Maritime Administrator (“MARAD”), under 46 U.S.C. chapter 537 (“Title XI”), and/or private market or bank financing in connection with the funding of any of the cost of the Vessels (collectively, “Vessel Related Financing”).

(i) Should Purchaser pursue Title XI financing, Contractor agrees to provide the technical information (table of vessel characteristics, drawings, etc.) and the overall cost information on the specific MarAd forms that MarAd requires (MA-133 and MA-440) all at no cost to Purchaser.  [***], Contractor agrees to provide information with respect to the Vessels, construction and Contractor (including confidential information) reasonably requested  by MARAD in support of Purchaser's Title XI application.  Contractor agrees that cooperation under the prior sentence would include up to [***] manhours of Contractor and any subcontractor personnel.  Any hours expended by such personnel in excess of such amount shall be charged at $[***] per hour for Contractor personnel and reasonable actual expenses for attorney, as may be reasonably approved by Purchaser, or consultant.

(ii) Commencing on the date of execution of this Contract and continuing through the date that is one year following the Delivery Date of the Vessel, Contractor agrees to cooperate with and support Purchaser in arranging other non-Title XI Vessel Related Financing and to make commercially reasonable efforts to supply information requested by the lenders (“Private Lenders”).

(iii)      In connection with any such Vessel Related Financing arranged by Purchaser, Contractor also agrees to allow authorized representatives of MARAD and the Private Lenders to have reasonable access, as observers, at all reasonable times during normal working hours to the Vessels and the Contract Work, to permit them in a manner that does not delay the Contract Work to inspect the work in process on the Vessel, to certify or confirm substantial completion of the Vessel at delivery, and to attend any tests and sea trials; and

(iv)      Contractor shall provide Purchaser with copies of all correspondence with the U.S. Coast Guard in regards to any ruling to document compliance of the Vessels with (i) 46 C.F.R. Part 67, Subpart F as eligible for a coastwise endorsement and (ii) 46 C.F.R. 390.5 as U.S. constructed agreement vessels.

(d)      Notwithstanding any other term or provision of this Contract, (i) the Parties agree to amend the terms and conditions of this Contract as necessary to allow Purchaser to comply with the legal requirements of MARAD, including, if applicable, amending the Contract to include the standard clauses required by MARAD in construction contracts if Title XI debt is used to finance the construction of the vessels subject thereto, and the commercially reasonable requirements of Non-Title XI Lenders in a timely manner, subject to CHANGES Article 6; and (ii) Contractor agrees to enter into such other agreements and execute such other documents as may be reasonably requested by MARAD or the Non-Title XI Lenders in furtherance of the assignment of this Contract for security purposes, including without limitation a written consent to such assignment and (ii) Contractor shall comply with its obligations under this Article 45(c) without cost or expense charged to Purchaser, except for the actual out-of-pocket costs plus overhead paid by Contractor to third parties for administrative costs incurred by such third parties in complying with any amendment made to the Contract pursuant to this Section 45(d)

46                  EXHIBITS

There are attached hereto and incorporated by reference as though fully set forth herein the following exhibits:

Exhibit A:	Certificate of Actual Delivery and Completion of Vessel Acceptance and Receipt

Exhibit B:	Change Proposal Form

Exhibit C:	Parent Guaranties

Exhibit D:	Milestone Payments

Exhibit E:	Certificate of No Liens

IN WITNESS WHEREOF, the Parties have caused this Contract to be executed in two counterparts as of the Effective Date.

Purchaser:	Matson Navigation Company, Inc.

	By:	/s/ Ronald J. Forest
Ronald J. Forest
Senior Vice President

Contractor:	National Steel and Shipbuilding Company

	By:	/s/ Kevin M. Graney
Kevin M. Graney
Vice President and General Manager

Exhibit A

CERTIFICATE OF ACTUAL DELIVERY AND COMPLETION OF VESSEL

ACCEPTANCE AND RECEIPT

San Diego, California
[DATE]

National Steel and Shipbuilding Company, a Nevada corporation (“NASSCO”) on the one hand and, on the other, Matson Navigation Company, Inc., a Hawaii corporation (“Matson”), for itself, does hereby certify:

1.      That the Delivery of the Vessel named ____________, NASSCO Hull No. ___, Official No. ____________ (the “Vessel”), by NASSCO to Matson occurred on the ___ day of ___________, 201_, at _________ o’clock (A.M.) Pacific Standard Time, at San Diego, California, pursuant to Article 1 (Statement of Work) of the Contract for the Construction of Two Vessels for Matson Navigation Company, Inc., by National Steel and Shipbuilding Company, including the Plans, Specification and changes thereto, entered into as on the ____ day of ___________, as such contract was amended by executed Contract Proposal Forms Nos. ____ through ____ (the “Construction Contract”; capitalized items used and not defined shall have the meaning set forth in the Construction Contract), for the construction of said Vessel.

2.      Title to and ownership of the Vessel is vested in Matson.

3.      Notwithstanding Delivery, the following remains to be done:

(a) correction or completion by NASSCO of the uncompleted work and defects, deficiencies, and damage itemized in, Exhibit 1 hereto (the “Deficiency List”);

(b) resolution of the spares list shortages, as shown by Exhibit 2 hereto;

(c) correction of Deficiencies to be identified during the Guaranty Period pursuant to Construction Contract Article 19; and

(d) fulfillment of the other rights and obligations of the parties under the Construction Contract.

4.      Pursuant to Article 4 (Payments) of the Construction Contract, the withholdings shall be adjusted by an amount of $_________ at the time of Delivery, which shall consist of:

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Certificate of Delivery

(a) a reduction of $___________ as security for the correction of deficiencies that may occur during the Guaranty Period; and

(b) a reduction of $_________, which is for correcting and/or completing the aforesaid uncompleted work, uncorrected defects, deficiencies, damage and other mutually acknowledged issues (see Exhibit 1-A).

(c) a reduction of $_________, which is in lieu of correcting uncompleted work, uncorrected defects, deficiencies, damage and other mutually acknowledged issues (see Exhibit 1-B).

5.      NASSCO shall issue a CPF to the Construction Contract within five days of Delivery to define the balances owed above as well as the amount owed for the fuels, lubricants and consumables remaining onboard pursuant to Article 20 (Maker's List, Spare Parts, Tools, And Supplies).

6.        Deficiencies identified on Exhibit 3 may extend beyond the Guaranty Period pursuant to Construction Contract Article 19.

7.        Pursuant to Contract Article 1(f) for Post Delivery Work, the Matson shall be allowed to keep the Vessel at NASSCO’s dock, free of dock fees or other such charges, until [***] days after Delivery and for [***] additional days at a cost of $[***] per day.

National Steel and Shipbuilding Company	Matson Navigation Company, Inc.

By:	By:

Name:	Name:
Title:	Title:

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EXHIBIT 1-A

TO

CERTIFICATE OF ACTUAL DELIVERY AND COMPLETION OF VESSEL

DEFICIENCY LIST

Vessel Name:	Date:
NASSCO’s Hull No.
Official No.

Report QA4011, which is attached hereto and is incorporated herein by this reference, contains a list of uncompleted Work and uncorrected defects, deficiencies, damage or acknowledgement of other issues at the time of delivery to be completed and corrected by NASSCO after delivery in accordance with the provisions of the Construction Contract.

The following values are assigned to the NASSCO-responsible items listed on the attached Report QA4011 remain to be cleared by NASSCO:

National Steel and Shipbuilding Company	Matson Navigation Company, Inc.

By:	By:

Name:	Name:
Title:	Title:

EXHIBIT 2-A

TO

CERTIFICATE OF ACTUAL DELIVERY AND COMPLETION OF VESSEL

SPARES LIST SHORTAGES

Vessel Name:	Date:
NASSCO’s Hull No.
Official No.

The following Allowance List Shortages remain to be cleared by NASSCO:

Item Description	Part Number	Quantity

National Steel and Shipbuilding Company	Matson Navigation Company, Inc.

By:	By:

Name:	Name:
Title:	Title:

EXHIBIT 3-A

TO

CERTIFICATE OF ACTUAL DELIVERY AND COMPLETION OF VESSEL

VENDOR WARRANTIES EXTENDING BEYOND GUARANTY PERIOD

Vessel Name:	Date:
NASSCO’s Hull No.
Official No.

The warranty period of the following product(s) extends beyond the Contract Guaranty Period end date:

Product	Supplier	PO Number	End Date	Point of Contact

National Steel and Shipbuilding Company	Matson Navigation Company, Inc.

By:	By:
Name:	Name:
Title:	Title:

Exhibit B

CHANGE PROPOSAL FORM

CONTRACT FOR CONSTRUCTION OF TWO Vessels

Between

Matson Navigation Company, Inc.

And

National Steel and Shipbuilding Company

Contract Change #  x

The purpose of this request for proposal to the Contract of Month XX, 20XX, is to ________________________.  Accordingly, Contractor is requested to provide the following information:

[OR]

The purpose of this modification to the Contract of Month XX, 20XX, is to ________________________.  Accordingly, the Contract is modified as follows:

1.    The Contract Article(s) ________ is (are) revised per the attached insert page(s).  The Contract Specifications paragraph(s) __________ is (are) revised per the attached insert page(s).

2.    The Contract Base Price for all Vessels set forth in Article 3, Pricing, remains unchanged.

[OR]

2.    The Contract Base Price for all Vessels set forth in Article 3, Pricing, is increased [decreased] by ________________ to a new total of ________________.

3.    The Contract Delivery Dates set forth in Article 1, Statement of Work, remain unchanged.

[OR]

3.    The Contract Delivery Dates set forth in paragraph (e) of Article 1, Statement of Work, are revised as follows:

Vessel Contract
Delivery Dates
Vessel 1 (Hull TBD):	new date
Vessel 2 (Hull TBD):	new date

4.    Vessel Key Performance Requirements pursuant to Article 7, Vessel Performance, paragraph (a), remain unchanged.

[OR]

4.    Vessel Key Performance Requirement(s) pursuant to Article 7, Vessel Performance, paragraph (a)(n), is (are) revised as follows [include only those characteristics that are revised]:

Service Speed:	From	to
Deadweight:	From	to

1

Main Engine Fuel Consumption:	From	to

Except as provided herein, all terms and conditions of the Contract remain unchanged and in full force and effect.  This Contract Change shall become effective on the last date indicated below.

Matson Navigation Company, Inc.	National Steel and Shipbuilding Company

By:	By:

Name/Title:	Name/Title:

Date:	Date:

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Exhibit C

Parent Guaranties

PURCHASER’S CORPORATE GUARANTY AGREEMENT

THIS CORPORATE GUARANTY AGREEMENT (“Guarantee Agreement”) dated as of this 25th day of August, 2016 is executed by Matson, Inc., a Hawaii corporation (the “Corporate Guarantor”).

WHEREAS, Matson Navigation Company, Inc. (the “Purchaser”) and National Steel and Shipbuilding Company (the “Contractor”) have entered into the Contract for Construction of Two Vessels dated August 25, 2016 (the “Contract”); and

WHEREAS, as a condition of entering into the Contract, Contractor has required that the Corporate Guarantor agree to guarantee the payment of Purchaser, an indirect wholly owned subsidiary of the Corporate Guarantor, of its payment obligations to Contractor arising under the Contract in accordance with the terms and conditions of this Guaranty Agreement;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the value, receipt and sufficiency of which are acknowledged, the Corporate Guarantor agrees as follows:

1.      Guaranty.  Upon the terms and subject to the conditions set forth in this Guaranty Agreement, the Corporate  Guarantor unconditionally, absolutely and irrevocably guarantees the payment of obligations of Purchaser to Contractor arising under the Contract (collectively, the “Guaranteed Obligations”). The guaranty set forth herein is one of payment and not of collection.

2.      Scope of Guaranteed Obligations.  The Corporate Guarantor guarantees that the Guaranteed Obligations shall be paid when due in accordance with the terms of the Contract, as the same may be amended, modified, waived, extended and supplemented from time to time.  The failure of Contractor to obtain the consent of the Corporate Guarantor to any such amendment, modification, waiver, extension or supplement shall not excuse the performance of Guarantor of its responsibilities to Contractor under this Guaranty Agreement.

3.      Enforcement.  Prior to taking any action to enforce its rights under this Guaranty Agreement, Contractor shall notify the Corporate Guarantor in writing of the circumstances surrounding the alleged non-performance of the Guaranteed Obligations by Purchaser.  Upon its receipt of notice of alleged non-performance, the Corporate Guarantor shall be provided with a reasonable period of not less than thirty (30) days in which to remedy or cure, or cause Purchaser to remedy or cure, such alleged non-performance.  In any action to enforce this Guaranty Agreement, the Corporate Guarantor shall be entitled to assert in

3

its own name any and all of the rights, defenses, counterclaims, exculpations, indemnities and limitations on liability to which Purchaser may be entitled to assert in connection with such action.

4.      Termination.  This Guaranty Agreement is a continuing guaranty and shall remain in full force and effect until (i) the indefeasible payment in full of the Guaranteed Obligations; or (ii) December 31, 2021, whichever is earlier.

5.      Certain Limitations. Notwithstanding any provision of this Guaranty Agreement or the Contract to the contrary, the aggregate liability of the Guarantor to Contractor pursuant to this Guaranty Agreement shall not exceed the amount per Vessel that Purchaser is liable for under the Contract, and in no event shall the Guarantor be liable to Contractor for any exemplary, punitive, consequential or other special damages pursuant to this Guaranty Agreement or otherwise.

6.      Assignment.  This Guaranty Agreement shall be binding upon and enforceable against the Corporate Guarantor and its successors and assigns, and shall inure to the benefit of, and be enforceable by Contractor and its permitted successors and assigns.  This Guaranty Agreement may not be assigned by the Corporate Guarantor without the prior written consent of Contractor (such consent not to be unreasonably withheld).

7.      No Third Party Beneficiaries.  This Guaranty Agreement is intended for the sole and exclusive benefit of Contractor and its successors and assigns, and shall not be enforceable by any other party.

8.      Governing Law.  This Guaranty Agreement shall be governed by, and construed in accordance with the internal laws of the State of Delaware.

9.      Notices.  Any notice, request or other communication hereunder to Purchaser or Corporate Guarantor shall be in writing and be duly given if delivered personally or sent by prepaid registered mail to its address or by telecopier to the number and to the attention of the person set forth below:

In the case of the Corporate Guarantor:

Matson Inc.

555 12th Street

Oakland, CA 94607

Attn: Senior Vice President

rforest@matson.com

Facsimile:  (510) 628-7379

In the case of the Contractor:

National Steel and Shipbuilding Company

2798 East Harbor Drive

San Diego, CA  92113

Director of Contracts and Estimating

czigelma@nassco.com

Phone:  (619) 544-7608

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IN WITNESS WHEREOF, the Corporate Guarantor has executed this Guaranty Agreement as of the date first written above.

Matson Inc.

By:

Ronald J. Forest
Senior Vice President

Acknowledged and Agreed to this 25th  day of August 2016

NATIONAL STEEL AND SHIPBUILDING COMPANY

By:

Kevin M. Graney
Vice President and General Manager

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CONTRACTOR’S CORPORATE GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT dated as of this 25th day of August, 2016 is executed by General Dynamics Corporation, a Delaware corporation (the “Guarantor”).

WHEREAS, National Steel and Shipbuilding Company (“Contractor”) intends to enter into a contract for the construction of two specialty cargo vessels (the “Contract”) with Matson Navigation Company, Inc. (“Customer”); and

WHEREAS, in connection with the Contract, Customer requested that the Guarantor agree to guarantee the obligations of Contractor, an indirect wholly owned subsidiary of the Guarantor, to Customer arising under the Contract in accordance with the terms and conditions of this Guaranty Agreement.

THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the value, receipt and sufficiency of which are acknowledged, the Guarantor agrees as follows:

1.  Guaranty.  Upon the terms and subject to the conditions set forth in this Guaranty Agreement, the Guarantor unconditionally, absolutely and irrevocably guarantees the payment of Contractor’s obligations to Customer arising under the Contract (collectively, the “Guaranteed Obligations”).  The guaranty set forth herein is one of payment and not of collection.

2.  Scope of Guaranteed Obligations.  The Guarantor guarantees that the Guaranteed Obligations shall be paid when due or in accordance with the terms of the Contract, as the same may be amended, modified, waived, extended and supplemented from time to time.  The failure to obtain the consent of the Guarantor to any such amendment, modification, waiver, extension or supplement shall not excuse the performance by the Guarantor of its responsibilities to Customer under this Guaranty Agreement.

3.  Enforcement.  Prior to taking any action to enforce its rights under this Guaranty Agreement, Customer shall notify the Guarantor in writing of the circumstances surrounding the alleged non-performance of the Guaranteed Obligations by Contractor.  Upon its receipt of notice of alleged non-performance, the Guarantor shall be provided with a reasonable period of not less than 30 days in which to remedy or cure, or cause Contractor to remedy or cure, such alleged non-performance.  In any action to enforce this Guaranty Agreement, the Guarantor shall be entitled to assert in its own name any and all

6

of the rights, defenses, counterclaims, exculpations, indemnities and limitations on liability that Contractor may be entitled to assert in connection with such action.

4.  Termination.  This Guaranty Agreement is a continuing guaranty and shall remain in full force and effect until: (i) the indefeasible payment in full of the Guaranteed Obligations; or (ii) December 31, 2021, whichever is earlier.

5.  Certain Limitations.  Notwithstanding any provision of this Guaranty Agreement or the Contract to the contrary, the aggregate liability of the Guarantor to Customer pursuant to this Guaranty Agreement shall not exceed the amount per Vessel that Contractor is liable for under the Contract, taking into account the limitations of Article 19 of the Contract, and in no event shall the Guarantor be liable to Customer for any exemplary, punitive, consequential or other special damages pursuant to this Guaranty Agreement or otherwise.

6.  Assignment.  This Guaranty Agreement shall be binding upon and enforceable against the Guarantor and its successors and assigns and shall inure to the benefit of, and be enforceable by, Customer and its permitted successors and assigns.  This Guaranty Agreement may not be assigned by the Guarantor without the prior written consent of Customer (such consent not to be unreasonably withheld).

7.  No Third Party Beneficiaries.  This Guaranty Agreement is intended for the sole and exclusive benefit of Customer and its successors and assigns and shall not be enforceable by any other party.

8.  Governing Law.  This Guaranty Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware.

9.  Notices.  Any notice, request or other communication hereunder to  Customer or the Guarantor shall be in writing and be duly given if delivered personally or sent by prepaid registered mail to its address or by E-mail (with confirmation of completed transmission received) to the number and to the attention of the person set forth below:

If to the Guarantor:

General Dynamics Corporation

2941 Fairview Park Drive

Falls Church, VA 22042-4513

Attention: Treasurer

Facsimile No.: (703) 876-3366

If to Customer:

Matson Navigation Company, Inc.

555 12th St.

Oakland, CA 94607

Attn:  Senior Vice President Operations

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E-mail:  Rforest@matson.com

IN WITNESS WHEREOF, the Guarantor has executed this Guaranty Agreement as of the date first written above.

GENERAL DYNAMICS CORPORATION

By:
Gregory Gallopoulos
Sr. Vice President

Acknowledged and Agreed this 25th day of August, 2016

Matson Navigation Company, Inc.

By:
Name: R. J. Forest
Title: Senior Vice President

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Exhibit D

Schedule of Milestone Payments for Each Vessel

Payment % of Contract Price
Milestone	Ship 1	Ship 2
Contract Signing	5%	5%
Completion of Plan Approval	[***]%	[***]%
SOC	[***]%	[***]%
Completion of 50 T block	[***]%	[***]%
Completion of First Grand Block over 200 T	[***]%	[***]%
First Dock Mounting	[***]%	[***]%
Main Engine on board	[***]%	[***]%
SSDG on board	[***]%	[***]%
Launch	[***]%	[***]%
Delivery	[***]%	[***]%
Guarantee Payment	[***]%	[***]%

Milestone Definitions:

Contract Signing: Contract signing date.

Completion of Plan Approval: The date that 90% of drawings have been approved by Class

SOC: Cutting of the first plate for the first block

Completion of 50 T block:  Class inspection of first complete 50 Ton Block

Completion of first Grand Block: Completion of first Grand Block larger than 200 Tons

First Dock Mounting: Placement of the first block in the final build position which has been painted, inspected and accepted by the BUYER and the Classification Society.

Main Engine onboard: Mounting of the Vessel's Main Engine in the hull of the ship in the final build position, after all required prior blocks of the Vessel have been landed in the final build position.

SSDG’s onboard: Mounting of the Vessel’s Ship Service Diesel Generators (SSDG) in the hull of the ship in the final build position, after all required prior blocks of the Vessel have been landed in the final build position.

Launch: Transfer of Vessel from final build position to floating pier side.

Delivery: As defined in Article 1 (c).

1

Exhibit E

CERTIFICATE OF NO LIENS

This Certificate of No Liens is being delivered by National Steel and Shipbuilding Company (the “Contractor”) to Matson Navigation Company, Inc. (the “Owner”) pursuant to the Contract for Construction of Two Vessels, effective as of __________ (the “Contract’), between the Contractor and the Owner.

The Contractor does hereby represent, warrant, and certify to the Owner that upon and concurrent with [Milestone Payment XXX or Delivery] for the Vessel ___________________ (the “Vessel”), that (1) the Vessel and any property aboard the Vessel or any Contract Work or any material at the Shipyard or elsewhere (including material furnished by Purchaser) related to the performance of the Contract Work (provided such property and material are intended to be incorporated into the Vessel but regardless of whether such property or material have yet to be incorporated in the Vessel) are free and clear of any and all Liens, claims, charges, security interests, encumbrances, and mechanics, possessory or other liens or rights in rem of every nature, whether arising by statute, common law or in admiralty, charges, including, without limitation, (a) in favor of Contractor or any workmen, employees, crew, materialmen or subcontractors of the Contractor for labor or materials furnished or used in completing the Contract Work or arising from the operation of the Vessel during sea trials or otherwise prior to delivery to the Owner, (b) arising out of any agreement to which Contractor or Guarantor is a party, and (2) except any sales, use or other excise taxes payable by reason of transfer of the Vessel to Owner or by reason of Owner’s use thereof, the Vessel is absolutely free and clear of any and all burdens in the nature of taxes, assessments and duties of every kind lawfully assessed or levied by United States federal, state, county, city and other local authorities or governmental bodies, and all such taxes, assessments and duties of every kind lawfully assessed or levied prior to or on the delivery date against the Vessel and the materials, supplies or equipment furnished by Contractor in the performance of the Contract have been paid.

Capitalized terms used herein which are defined in the Contract or by reference therein to other documents shall have the respective meanings stated in the Contract or such other documents.

In witness thereof, I hereunto set my hand this ___ day of ____________

Signature:

Name:

Title:

1